Prospectus

Institutional
Shares

December 23, 2003

 GOLDMAN SACHS INTERNATIONAL EQUITY FUNDS

■ Goldman Sachs CORESM International Equity Fund

■  Goldman Sachs International Equity Fund

■  Goldman Sachs European Equity Fund

■  Goldman Sachs Japanese Equity Fund

■  Goldman Sachs International Growth Opportunities Fund

■  Goldman Sachs Emerging Markets Equity Fund

■ Goldman Sachs Asia Growth Fund

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN A FUND IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. AN INVESTMENT IN A FUND INVOLVES INVESTMENT RISKS, AND YOU MAY LOSE MONEY IN A FUND.

NOT FDIC-INSURED	May Lose Value	No Bank Guarantee

General Investment Management Approach

Goldman Sachs Asset Management, L.P. (“GSAM®”) serves as investment adviser to the CORE International Equity Fund. Goldman Sachs Asset Management International (“GSAMI”) serves as investment adviser to International Equity, European Equity, Japanese Equity, International Growth Opportunities, Emerging Markets Equity and Asia Growth Funds. GSAM and GSAMI are each referred to in this Prospectus as the “Investment Adviser.”

ACTIVE INTERNATIONAL STYLE FUNDS

GSAMI’s Active International Investment Philosophy:

Belief	How the Investment Adviser Acts on Belief

■ Equity markets are inefficient	Seeks excess return through team driven, research intensive and bottom-up stock selection.

■ Returns are variable	Seeks to capitalize on variability of market and regional returns through asset allocation decisions.

■ Corporate fundamentals ultimately drive share price	Seeks to conduct rigorous, first-hand research of business and company management.

■ A business’ intrinsic value will be achieved over time	Seeks to realize value through a long-term investment horizon.

■ Portfolio risk must be carefully analyzed and monitored	Seeks to systematically monitor and manage risk through diversification, multifactor risk models and currency management.

The Investment Adviser attempts to manage risk in these Funds through disciplined portfolio construction and continual portfolio review and analysis. As a result, bottom-up stock selection, driven by fundamental research, should be a main driver of returns.

QUANTITATIVE (“CORE”) STYLE FUND

GSAM’s CORE Investment Philosophy:
The Goldman Sachs CORE International Equity Fund is a joint effort by the Quantitative Equity (QE) and Quantitative Strategies (QS) teams that is designed to invest in international markets and seeks to add value from diversified sources of return— tactical country and currency allocations and individual stock positions. The CORE investment strategy is based on the following beliefs:

■	Markets are competitive, but not entirely efficient. The disciplined application of quantitative techniques is intended to enable our investment management process to systematically uncover and exploit sources of value, both in country/currency allocations and stock selection.
■	A combination of qualitative and quantitative insights can enhance results. Quantitative and qualitative approaches are complementary. Combining them can leverage their respective benefits while offsetting their shortcomings. Economic theory or intuition is required in order for a factor to be considered for inclusion in the model, and empirical research must support that rationale.
■	Diversification matters. A portfolio can benefit from having a number of uncorrelated sources of return, which can result in higher expected excess returns for lower levels of risk.
■	Rigorous risk management can add value. Our proprietary risk model seeks to ensure that risk is allocated to our investment criteria and seeks to avoid sources of risk that do not appear to be sources of return as well. As a result, we typically construct portfolios to have industry exposures, size, and style characteristics that are very similar to their respective benchmarks.

Step 1: Bottom-up global stock selection
The QE team calculates expected returns on approximately 3,500 stocks on a daily basis by evaluating stocks based on fundamental investment criteria that have outperformed historically: Valuation, Momentum and Fundamental Research. The Valuation theme attempts to capture potential mispricings of securities, typically by comparing a measure of a company’s intrinsic value to its market value. Momentum measures a company’s recent market performance. The Fundamental Research theme looks at how Wall Street analysts’ views about a company’s earnings and prospects are changing over time.

Step 2: Top-down global country selection
The QS team forecasts returns to 21 stock markets and 10 currencies on a daily basis. Country/currency return forecasts are determined using models developed by the QS team and are based on five investment themes: Valuation, Momentum, Risk Premium, Fund Flows and Macro. Valuation favors equity and currency markets which appear cheap relative to accounting measures of value and purchasing power.

GENERAL INVESTMENT MANAGEMENT APPROACH

The Momentum factor favors countries and currencies that have had strong recent outperformance. Risk Premium evaluates whether a country is overcompensating investors for political and financial risk, while Fund Flows evaluates the strength of capital market inflows. Finally, Macro assesses a market’s interest rate environment and growth prospects.

By combining two uncorrelated sources of expected excess returns (international stock selection and country/currency allocation), we seek to create a portfolio that looks similar to the Fund’s benchmark, but is positioned to outperform through tactical country and currency allocations and underlying stock selection. Sector weights are very similar to those in the benchmark, but we take intentional country and currency over- and under-weights and many small, diversified stock positions to seek to achieve positive excess returns relative to the benchmark.

Goldman Sachs CORE International Equity Fund is a broadly diversified, fully invested equity portfolio that provides exposure to large-cap stocks across major countries and sectors of the international economy.

References in this Prospectus to a Fund’s benchmark are for informational purposes only, and unless otherwise noted are not an indication of how a particular Fund is managed.

Fund Investment Objectives and Strategies

Goldman Sachs CORE International Equity Fund

FUND FACTS

Objective:	Long-term growth of capital

Benchmark:	MSCI® Europe, Australasia, Far East (“EAFE®”) Index (unhedged)

Investment Focus:	Large-cap equity investments in companies that are organized outside the United States or whose securities are primarily traded outside the United States

Investment Style:	Quantitative

Symbol:	GCIIX

INVESTMENT OBJECTIVE

The Fund seeks long-term growth of capital. The Fund seeks this objective through a broadly diversified portfolio of equity investments in large-cap companies that are organized outside the United States or whose securities are principally traded outside the United States.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. The Fund invests, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) in a broadly diversified portfolio of equity investments in companies that are organized outside the United States or whose securities are principally traded outside the United States.

The Fund may allocate its assets among countries as determined by the Investment Adviser from time to time, provided the Fund’s assets are invested in at least three foreign countries. The Fund may invest in the securities of issuers in countries with emerging markets or economies (“emerging countries”).

The Fund seeks broad representation of large-cap issuers across major countries and sectors of the international economy. The Fund’s investments are selected using both a variety of quantitative techniques and fundamental research in seeking to maximize the Fund’s expected return, while maintaining risk, style, capitaliza-

FUND INVESTMENT OBJECTIVES AND STRATEGIES

tion and industry characteristics similar to the EAFE® Index. In addition, the Fund seeks a portfolio composed of companies with attractive valuations and stronger momentum characteristics than the EAFE® Index.

Other. The Fund’s investments in fixed-income securities are limited to securities that are considered to be cash equivalents.

Goldman Sachs International Equity Fund

FUND FACTS

Objective:	Long-term capital appreciation

Benchmark:	MSCI® EAFE® Index (unhedged)

Investment Focus:	Equity investments in companies organized outside the United States or whose securities are principally traded outside the United States

Investment Style:	Active International

Symbol:	GSIEX

INVESTMENT OBJECTIVE

The Fund seeks long-term capital appreciation.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. The Fund invests, under normal circumstances, substantially all, and at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) (“Net Assets”) in a diversified portfolio of equity investments in companies that are organized outside the United States or whose securities are principally traded outside the United States. The Fund intends to invest in companies with public stock market capitalizations that are larger than $1 billion at the time of investment.

The Fund may allocate its assets among countries as determined by the Investment Adviser from time to time provided that the Fund’s assets are invested in at least three foreign countries.

The Fund expects to invest a substantial portion of its assets in the securities of issuers located in the developed countries of Western Europe and in Japan. From time to time, the Fund’s investments in a particular developed country may exceed 25% of its investment portfolio. In addition, the Fund may also invest in the securities of issuers located in Australia, Canada, New Zealand and in emerging countries. Currently, emerging countries include, among others, most Latin and South American, African, Asian and Eastern European nations.

Other. The Fund may also invest up to 20% of its Net Assets in fixed-income securities, such as government, corporate and bank debt obligations.

FUND INVESTMENT OBJECTIVES AND STRATEGIES

Goldman Sachs European Equity Fund

FUND FACTS

Objective:	Long-term capital appreciation

Benchmark:	MSCI® Europe Index (unhedged)

Investment Focus:	Equity investments in European issuers

Investment Style:	Active International

Symbol:	GSEIX

INVESTMENT OBJECTIVE

The Fund seeks long-term capital appreciation.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. The Fund invests, under normal circumstances, substantially all, and at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) (“Net Assets”) in a diversified portfolio of equity investments in European issuers. Because of its focus, the Fund will be more susceptible to European economic, market, political and local risks than a fund that is more geographically diversified.

A European issuer is a company that either:

■	Has a class of its securities whose principal securities market is in one or more European countries;
■	Is organized under the laws of, or has a principal office in, a European country;
■	Derives 50% or more of its total revenue from goods produced, sales made or services provided in one or more European countries; or
■	Maintains 50% or more of its assets in one or more European countries.

The Fund may allocate its assets among different countries as determined by the Investment Adviser from time to time, provided that the Fund’s assets are invested in at least three European countries. It is currently anticipated that a majority of the Fund’s assets will be invested in the equity securities of large-cap companies located in the developed countries of Western Europe. From time to time, the Fund’s investments in a particular developed country may exceed 25% of its investment portfolio. In addition, the Fund may invest, without limit, in mid-cap

Goldman Sachs European Equity Fund continued

companies and small-cap companies, as well as companies located in emerging countries in Eastern European nations, including the states that formerly comprised the Soviet Union and Yugoslavia.

Other. The Fund may invest in the aggregate up to 20% of its Net Assets in equity investments in issuers located in non-European countries including emerging countries located in Latin and South America, Africa and Asia, and in fixed-income securities, such as government, corporate and bank debt obligations.

FUND INVESTMENT OBJECTIVES AND STRATEGIES

Goldman Sachs Japanese Equity Fund

FUND FACTS

Objective:	Long-term capital appreciation

Benchmark:	Tokyo Price Index (“TOPIX”) (unhedged)

Investment Focus:	Equity investments in Japanese issuers

Investment Style:	Active International

Symbol:	GSJIX

INVESTMENT OBJECTIVE

The Fund seeks long-term capital appreciation.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. The Fund invests, under normal circumstances, substantially all, and at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) (“Net Assets”) in a diversified portfolio of equity investments in Japanese issuers. A Japanese issuer is a company that either:

■	Has a class of its securities whose principal securities market is in Japan;
■	Is organized under the laws of, or has a principal office in, Japan;
■	Derives 50% or more of its total revenue from goods produced, sales made or services provided in Japan; or
■	Maintains 50% or more of its assets in Japan.

The Fund’s concentration in Japanese issuers will expose it to the risks of adverse social, political and economic events which occur in Japan or affect the Japanese markets. These risks, some of which are discussed briefly below, may adversely affect the ability of the Fund to achieve its investment objective.

Japan’s economy, the second largest among developed nations, grew substantially after World War II. More recently, however, Japan’s economic growth has been substantially below the level of earlier decades, and its economy has drifted between modest growth and recession. In recent years, Japan has experienced stagnant consumer demand, higher unemployment and deflationary pressures. In response to these conditions, Japan has attempted to implement changes regarding high wages and taxes, currency valuations, structural rigidities, political reform and

Goldman Sachs Japanese Equity Fund continued

the deregulation of its economy. Although real gross domestic product in 2002 and for several quarters in 2003 was positive, progress on these reforms has not been fast.

Japan’s economy is heavily dependent upon international trade, and is especially sensitive to trade barriers and disputes. In particular, Japan relies on large imports of agricultural products, raw materials and fuels. A substantial rise in world oil or commodity prices, or a fall-off in Japan’s manufactured exports, could be expected to affect Japan’s economy adversely. Japan’s banking industry and, more generally, the Japanese economy have suffered from non-performing loans, low real estate values and lower valuations of securities holdings. Many Japanese banks have required public funds to avert insolvency.

The common stock of many Japanese companies has historically traded at high price-to-earnings ratios. Differences in accounting methods, interest rates and inflation have made it difficult to make comparisons with other companies in different countries. Since the stock market’s peak in the 1980’s and its subsequent decline, the valuation of Japanese issuers became more comparable to issuers of other countries, especially the United States. Japan has been also well-known for its high degree of cross-holdings between banks and corporations, which has sometimes distorted the supply and demand of certain stocks. Recently, however, degree of such cross-holdings has begun to diminish.

Other. The Fund may invest in the aggregate up to 20% of its Net Assets in equity investments in non-Japanese issuers and in fixed-income securities, such as government, corporate and bank debt obligations.

FUND INVESTMENT OBJECTIVES AND STRATEGIES

Goldman Sachs International Growth Opportunities Fund

FUND FACTS

Objective:	Long-term capital appreciation

Benchmark:	MSCI® EAFE® Small Cap Index (unhedged)

Investment Focus:	Small-cap foreign equity investments

Investment Style:	Active International

Symbol:	GISIX

INVESTMENT OBJECTIVE

The Fund seeks long-term capital appreciation.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. The Fund invests, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) (“Net Assets”) in a diversified portfolio of equity investments in companies:

■	With public stock market capitalizations (based upon shares available for trading on an unrestricted basis) within $100 million and $4 billion, at the time of investment; and
■	That are organized outside the United States or whose securities are principally traded outside the United States.

The Fund seeks to achieve its investment objective by investing in issuers that are considered by the Investment Adviser to be strategically positioned for long-term growth.

The Fund may allocate its assets among countries as determined by the Investment Adviser from time to time provided that the Fund’s assets are invested in at least three foreign countries. The Fund expects to invest a substantial portion of its assets in securities of companies in the developed countries of Western Europe, Japan and Asia. From time to time, the Fund’s investments in a particular developed country may exceed 25% of its investment portfolio. In addition, the Fund may invest in the securities of issuers located in Australia, Canada, New Zealand and in emerging countries. Currently, emerging countries include, among others, most Latin and South American, African, Asian and Eastern European nations.

Goldman Sachs International Growth Opportunities Fund continued

Other. The Fund may invest in the aggregate up to 20% of its Net Assets in equity investments in companies with public stock market capitalizations outside the market capitalization range stated above at the time of investment and in fixed-income securities, such as government, corporate and bank debt obligations. If the market capitalization of a company held by the Fund moves outside the range stated above, the Fund may, consistent with its investment objective, continue to hold the security.

FUND INVESTMENT OBJECTIVES AND STRATEGIES

Goldman Sachs Emerging Markets Equity Fund

FUND FACTS

Objective:	Long-term capital appreciation

Benchmark:	MSCI® Emerging Markets Free Index

Investment Focus:	Equity investments in emerging country issuers

Investment Style:	Active International

Symbol:	GEMIX

INVESTMENT OBJECTIVE

The Fund seeks long-term capital appreciation.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. The Fund invests, under normal circumstances, substantially all, and at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) (“Net Assets”) in a diversified portfolio of equity investments in emerging country issuers. The Investment Adviser may consider classifications by the World Bank, the International Finance Corporation or the United Nations and its agencies in determining whether a country is emerging or developed. Currently, emerging countries include, among others, most Latin and South American, African, Asian and Eastern European nations. The Investment Adviser currently intends that the Fund’s investment focus will be in the following emerging countries as well as any other emerging country to the extent that foreign investors are permitted by applicable law to make such investments:

■ Argentina	■ Egypt	■ Jordan	■ Pakistan	■ South Africa
■ Brazil	■ Hungary	■ Korea	■ Peru	■ Taiwan
■ Chile	■ India	■ Malaysia	■ Philippines	■ Thailand
■ China	■ Indonesia	■ Mexico	■ Poland	■ Turkey
■ Colombia	■ Israel	■ Morocco	■ Russia	■ Venezuela
■ Czech Republic

Goldman Sachs Emerging Markets Equity Fund continued

An emerging country issuer is any company that either:

■	Has a class of its securities whose principal securities market is in an emerging country;
■	Is organized under the laws of, or has a principal office in, an emerging country;
■	Derives 50% or more of its total revenue from goods produced, sales made or services provided in one or more emerging countries; or
■	Maintains 50% or more of its assets in one or more emerging countries.

Under normal circumstances, the Fund maintains investments in at least six emerging countries, and will not invest more than 35% of its Net Assets in securities of issuers in any one emerging country. Allocation of the Fund’s investments will depend upon the relative attractiveness of the emerging country markets and particular issuers. In addition, macro-economic factors and the portfolio managers’ and Goldman Sachs economists’ views of the relative attractiveness of emerging countries and currencies are considered in allocating the Fund’s assets among emerging countries.

Other. The Fund may invest in the aggregate up to 20% of its Net Assets in (i) fixed-income securities of private and government emerging country issuers; and (ii) equity and fixed-income securities, such as government, corporate and bank debt obligations, of developed country issuers.

FUND INVESTMENT OBJECTIVES AND STRATEGIES

Goldman Sachs Asia Growth Fund

FUND FACTS

Objective:	Long-term capital appreciation

Benchmark:	MSCI® All Country Asia Free ex-Japan Index (unhedged)

Investment Focus:	Equity investments in issuers in Asian countries

Investment Process:	Active International

Symbol:	GSAIX

INVESTMENT OBJECTIVE

The Fund seeks long-term capital appreciation.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. The Fund invests, under normal circumstances, substantially all, and at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) (“Net Assets”) in a diversified portfolio of equity investments in Asian issuers.
An Asian issuer is any company that either:

■	Has a class of its securities whose principal securities market is in one or more Asian countries;
■	Is organized under the laws of, or has a principal office in, an Asian country;
■	Derives 50% or more of its total revenue from goods produced, sales made or services provided in one or more Asian countries; or
■	Maintains 50% or more of its assets in one or more Asian countries.

The Fund may allocate its assets among the Asian countries as determined from time to time by the Investment Adviser. For purposes of the Fund’s investment policies, Asian countries include:

■ China	■ Malaysia	■ South Korea
■ Hong Kong	■ Pakistan	■ Sri Lanka
■ India	■ Philippines	■ Taiwan
■ Indonesia	■ Singapore	■ Thailand

Goldman Sachs Asia Growth Fund continued

as well as any other country in Asia (other than Japan) to the extent that foreign investors are permitted by applicable law to make such investments.

Starting in mid-1997 some Pacific region countries began to experience currency devaluations that resulted in high interest rate levels and sharp reductions in economic activity. This situation resulted in a significant drop in the securities prices of companies located in the region. Since that time countries in the region have experienced recession and government intervention, have sought assistance from the International Monetary Fund and have experienced substantial domestic unrest. Although some restructuring has been undertaken, it is uncertain whether these efforts will be successful or whether the recent problems in the region will persist.

Allocation of the Fund’s investments will depend upon the Investment Adviser’s views of the relative attractiveness of the Asian markets and particular issuers, and allocations are subject to change in light of those views. Concentration of the Fund’s assets in one or a few of the Asian countries and Asian currencies will subject the Fund to greater risks than if the Fund’s assets were not so concentrated. On August 31, 2003 (the end of the Fund’s last fiscal year), 25.4% of the Fund’s assets were invested in securities that traded in South Korea.

While South Korea has instituted reforms to stabilize its economy and to reform its capital markets, there is no assurance that these structural reforms will result in sustainable growth. A small number of companies and industries still represent a large portion of the market in South Korea. In addition, South Korea’s financial system remains vulnerable and could be threatened by further economic instability. North Korea has been a concern to South Korea since the end of World War II, due to the threat of military aggression by North Korea. North Korea has purportedly developed nuclear weapons, holds a stockpile of chemical weapons and maintains an army of close to one million. There have been efforts to improve relations, but tensions between South Korea and North Korea are likely to continue for the foreseeable future.

Other. The Fund may invest in the aggregate up to 20% of its Net Assets in equity investments in issuers located in non-Asian countries and Japan, and in fixed-income securities, such as government, corporate and bank debt obligations.

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Other Investment Practices
and Securities

The table below identifies some of the investment techniques that may (but are not required to) be used by the Funds in seeking to achieve their investment objectives. The table also highlights the differences among the Funds in their use of these techniques and other investment practices and investment securities. Numbers in this table show allowable usage only; for actual usage, consult the Fund’s annual/semi-annual reports. For more information about these and other investment practices and securities, see Appendix A.

10 Percent of total assets (including securities lending collateral) (italic type)
10 Percent of net assets (excluding borrowings for investment purposes) (roman type)
• No specific percentage limitation on usage;	CORE
limited only by the objectives and strategies	International	International	European
of the Fund	Equity	Equity	Equity
— Not permitted	Fund	Fund	Fund

Investment Practices

Borrowings	33 1/3	33 1/3	33 1/3

Cross Hedging of Currencies	•	•	•

Currency Swaps*	15	15	15

Custodial Receipts and Trust Certificates	•	•	•

Equity Swaps*	15	15	15

Foreign Currency Transactions	•	•	•

Futures Contracts and Options on Futures Contracts	•	•	•

Investment Company Securities (including iSharesSM and Standard & Poor’s Depositary Receipts™)	10	10	10

Options on Foreign Currencies[1]	•	•	•

Options on Securities and Securities Indices[2]	•	•	•

Unseasoned Companies	•	•	•

Warrants and Stock Purchase Rights	•	•	•

Repurchase Agreements	•	•	•

Securities Lending	33 1/3	33 1/3	33 1/3

Short Sales Against the Box	—	25	25

When-Issued Securities and Forward Commitments	•	•	•

*	Limited to 15% of net assets (together with other illiquid securities) for all structured securities which are not deemed to be liquid and all swap transactions.
[1]	The Funds may purchase and sell call and put options.
[2]	The Funds may sell covered call and put options and purchase call and put options.

OTHER INVESTMENT PRACTICES AND SECURITIES

	International	Emerging
Japanese	Growth	Markets	Asia
Equity	Opportunities	Equity	Growth
Fund	Fund	Fund	Fund

33 1/3	33 1/3	33 1/3	33 1/3

•	•	•	•

15	15	15	15

•	•	•	•

15	15	15	15

•	•	•	•

•	•	•	•

10	10	10	10

•	•	•	•

•	•	•	•

•	•	•	•

•	•	•	•

•	•	•	•

33 1/3	33 1/3	33 1/3	33 1/3

25	25	25	25

•	•	•	•

10 Percent of Total Assets (excluding securities lending
collateral) (italic type)
10 Percent of Net Assets (including borrowings for investment purposes) (roman type)
• No specific percentage limitation on usage;	CORE
limited only by the objectives and strategies	International	International	European
of the Fund	Equity	Equity	Equity
— Not permitted	Fund	Fund	Fund

Investment Securities

American, European and Global Depositary Receipts	•	•	•

Asset-Backed and Mortgage-Backed Securities[2]	—	•	•

Bank Obligations[1,2]	•	•	•

Convertible Securities	•	•	•

Corporate Debt Obligations[2]	•[4]	•	•

Equity Investments	80+	80+	80+

Emerging Country Securities	25	•	•

Fixed-Income Securities[3]	20[4]	20	20[5]

Foreign Securities	•	•	•

Foreign Government Securities[2]	•	•	•

Non-Investment Grade Fixed-Income Securities[2]	—	•[6]	•[6]

Real Estate Investment Trusts	•	•	•

Structured Securities*	•	•	•

Temporary Investments	35	100	100

U.S. Government Securities[2]	•	•	•

*	Limited to 15% of net assets (together with other illiquid securities) for all structured securities which are not deemed to be liquid and all swap transactions.
[1]	Issued by U.S. or foreign banks.
[2]	Limited by the amount the Fund invests in fixed-income securities.
[3]	Except as noted under “Non-Investment Grade Fixed-Income Securities,” fixed-income securities are investment grade (e.g., BBB or higher by Standard & Poor’s Rating Group (“Standard & Poor’s”), Baa or higher by Moody’s Investors Service, Inc. (“Moody’s”) or have a comparable rating by another nationally recognized statistical rating organization (“NRSRO”)).
[4]	Cash equivalents only.
[5]	The European Equity Fund may invest in the aggregate up to 20% of its Net Assets in: (1) equity investments in issuers located in non-European countries; and (2) fixed-income securities.
[6]	May be BB or lower by Standard & Poor’s, Ba or lower by Moody’s or have a comparable rating by another NRSRO at the time of investment.

OTHER INVESTMENT PRACTICES AND SECURITIES

	International	Emerging
Japanese	Growth	Markets	Asia
Equity	Opportunities	Equity	Growth
Fund	Fund	Fund	Fund

•	•	•	•

•	•	•	•

•	•	•	•

•	•	•	•

•	•	•	•

80+	80+	80+	80+

•	•	•	•

20[7]	20[8]	20[9]	20[10]

•	•	•	•

•	•	•	•

•[6]	•[6]	•[6]	•[6]

•	•	•	•

•	•	•	•

100	100	35	100

•	•	•	•

[7]	The Japanese Equity Fund may invest in the aggregate up to 20% of its Net Assets in: (1) fixed-income securities; and (2) equity investments in non-Japanese issuers.
[8]	The International Growth Opportunities Fund may invest in the aggregate up to 20% of its Net Assets in: (1) fixed-income securities; and (2) equity investments in companies with public stock market capitalizations of less than $100 million or more than $4 billion at the time of investment.
[9]	The Emerging Markets Equity Fund may invest in the aggregate up to 20% of its Net Assets in: (1) fixed-income securities of private and government emerging country issuers; and (2) equity and fixed-income investments in developed country issuers.
[10]	The Asia Growth Fund may invest in the aggregate up to 20% of its Net Assets in: (1) fixed-income securities; and (2) equity investments in issuers located in non-Asian countries and Japan.

Principal Risks of the Funds

Loss of money is a risk of investing in each Fund. An investment in a Fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. The following summarizes important risks that apply to the Funds and may result in a loss of your investment. None of the Funds should be relied upon as a complete investment program. There can be no assurance that a Fund will achieve its investment objective.

	CORE				International	Emerging
• Applicable	International	International	European	Japanese	Growth	Markets	Asia
— Not applicable	Equity	Equity	Equity	Equity	Opportunities	Equity	Growth

Credit/Default	•	•	•	•	•	•	•

Foreign	•	•	•	•	•	•	•

Emerging Countries	•	•	•	•	•	•	•

Stock	•	•	•	•	•	•	•

Derivatives	•	•	•	•	•	•	•

Interest Rate	•	•	•	•	•	•	•

Management	•	•	•	•	•	•	•

Market	•	•	•	•	•	•	•

Liquidity	•	•	•	•	•	•	•

Investment Style	•	•	•	•	•	•	•

Geographic	•	•	•	•	•	•	•

Mid Cap and Small Cap	—	—	•	—	•	—	—

Initial Public Offering (“IPO”)	—	—	•	•	•	•	•

All Funds:

■	Credit/Default Risk—The risk that an issuer or guarantor of fixed-income securities held by a Fund may default on its obligation to pay interest and repay principal.
■	Foreign Risk—The risk that when a Fund invests in foreign securities, it will be subject to risk of loss not typically associated with domestic issuers. Loss may result because of less foreign government regulation, less public information and less economic, political and social stability. Loss may also result from the imposition of exchange controls, confiscations and other government restrictions. A Fund will also be subject to the risk of negative foreign currency rate fluctuations. Foreign risks will normally be greatest when a Fund invests in issuers located in emerging countries.

PRINCIPAL RISKS OF THE FUNDS

■	Emerging Countries Risk—The securities markets of Asian, Latin and South American, Eastern European, African and other emerging countries are less liquid, are especially subject to greater price volatility, have smaller market capitalizations, have less government regulation and are not subject to as extensive and frequent accounting, financial and other reporting requirements as the securities markets of more developed countries. Further, investment in equity securities of issuers located in certain emerging countries involves risk of loss resulting from problems in share registration and custody and substantial economic and political disruptions. These risks are not normally associated with investment in more developed countries.
■	Stock Risk—The risk that stock prices have historically risen and fallen in periodic cycles. Recently, U.S. and foreign stock markets have experienced substantial price volatility.
■	Derivatives Risk—The risk that loss may result from a Fund’s investments in options, futures, swaps, options on swaps, structured securities and other derivative instruments. These instruments may be leveraged so that small changes may produce disproportionate losses to a Fund.
■	Interest Rate Risk—The risk that when interest rates increase, fixed-income securities held by a Fund will decline in value. Long-term fixed-income securities will normally have more price volatility because of this risk than short-term fixed-income securities.
■	Management Risk—The risk that a strategy used by the Investment Adviser may fail to produce the intended results.
■	Market Risk—The risk that the value of the securities in which a Fund invests may go up or down in response to the prospects of individual companies, particular industry sectors and/or general economic conditions. Price changes may be temporary or last for extended periods. A Fund’s investments may be overweighted from time to time in one or more industry sectors, which will increase the Fund’s exposure to risk of loss from adverse developments affecting those sectors.
■	Liquidity Risk—The risk that a Fund will not be able to pay redemption proceeds within the time period stated in this Prospectus because of unusual market conditions, an unusually high volume of redemption requests, or other reasons. Funds that invest in non-investment grade fixed-income securities, small and mid- capitalization stocks, REITs and emerging country issuers will be especially subject to the risk that during certain periods the liquidity of particular issuers or industries, or all securities within particular investment categories, will shrink or disappear suddenly and without warning as a result of adverse economic, market or political events, or adverse investor perceptions whether or not accurate. The Goldman Sachs Asset Allocation Portfolios (the “Asset Allocation Portfolios”) expect to invest a significant percentage of their assets in the Funds and other funds for which GSAM or an affiliate now or in the future acts as investment adviser or underwriter. Redemptions by an Asset Allocation Portfolio of its position in a

Fund may further increase liquidity risk and may impact a Fund’s net asset value (“NAV”).
■	Investment Style Risk—Different investment styles tend to shift in and out of favor depending upon market and economic conditions as well as investor sentiment. A Fund may outperform or underperform other funds that employ a different investment style. Examples of different investment styles include growth and value investing. Growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company’s growth of earnings potential. Also, since growth companies usually invest a high portion of earnings in their business, growth stocks may lack the dividends of some value stocks that can cushion stock prices in a falling market. Growth oriented funds will typically underperform when value investing is in favor. Value stocks are those that are undervalued in comparison to their peers due to adverse business developments or other factors.
■	Geographic Risk—The European Equity Fund invests primarily in equity investments in European issuers. The Japanese Equity Fund invests primarily in equity investments in Japanese issuers. The Asia Growth Fund invests primarily in equity investments in Asian issuers. Concentration of the investments of these or other Funds in issuers located in a particular country or region will subject a Fund, to a greater extent than if investments were less concentrated, to the risks of adverse securities markets, exchange rates and social, political, regulatory or economic events which may occur in that country or region.

Specific Funds:

■	Mid Cap and Small Cap Risk—The securities of small capitalization and mid-capitalization companies involve greater risks than those associated with larger, more established companies and may be subject to more abrupt or erratic price movements. Securities of such issuers may lack sufficient market liquidity to enable a Fund to effect sales at an advantageous time or without a substantial drop in price.
■	IPO Risk—The risk that the market value of IPO shares will fluctuate considerably due to factors such as the absence of a prior public market, unseasoned trading, the small number of shares available for trading and limited information about the issuer. The purchase of IPO shares may involve high transaction costs. IPO shares are subject to market risk and liquidity risk. When a Fund’s asset base is small, a significant portion of the Fund’s performance could be attributable to investments in IPOs, because such investments would have a magnified impact on the Fund. As the Fund’s assets grow, the effect of the Fund’s investments in IPOs on the Fund’s performance probably will decline, which could reduce the Fund’s performance.

PRINCIPAL RISKS OF THE FUNDS

More information about the Funds’ portfolio securities and investment techniques, and their associated risks, is provided in Appendix A. You should consider the investment risks discussed in this section and in Appendix A. Both are important to your investment choice.

Fund Performance

HOW THE FUNDS HAVE PERFORMED

The bar chart and table provide an indication of the risks of investing in a Fund by showing: (a) changes in the performance of a Fund’s Institutional Shares from year to year; and (b) how the average annual total returns of a Fund’s Institutional Shares compare to those of broad-based securities market indices. The bar chart and table assume reinvestment of dividends and distributions. A Fund’s past performance, before and after taxes, is not necessarily an indication of how the Fund will perform in the future. Performance reflects expense limitations in effect. If expense limitations were not in place, a Fund’s performance would have been reduced.

INFORMATION ON AFTER-TAX RETURNS

These definitions apply to the after-tax returns.

Average Annual Total Returns Before Taxes. These returns do not reflect taxes on distributions on a Fund’s Institutional Shares nor do they show how performance can be impacted by taxes when shares are redeemed (sold) by you.

Average Annual Total Returns After Taxes on Distributions. These returns assume that taxes are paid on distributions on a Fund’s Institutional Shares (i.e., dividends and capital gains) but do not reflect taxes that may be incurred upon redemption (sale) of the Institutional Shares at the end of the performance period.

Average Annual Total Returns After Taxes on Distributions and Sale of Shares. These returns reflect taxes paid on distributions on a Fund’s Institutional Shares and taxes applicable when the shares are redeemed (sold).

Note on Tax Rates. The after-tax performance figures are calculated using the historically highest individual federal marginal income tax rates at the time of the distributions (as of the date of this Prospectus, 35% for ordinary income dividends and 15% for long-term capital gains distributions) and do not reflect state and local taxes. In calculating the federal income taxes due on redemptions, capital gains taxes resulting from a redemption are subtracted from the redemption proceeds and the tax benefits from capital losses resulting from the redemption are added to the redemption proceeds. Under certain circumstances, the addition of the tax benefits from capital losses resulting from redemptions may cause the Returns After Taxes on Distributions and Sale of Fund Shares to be greater than the Returns After Taxes on Distributions or even the Returns Before Taxes.

FUND PERFORMANCE

CORE International Equity Fund

TOTAL RETURN	CALENDAR YEAR

The total return for Institutional Shares for the 9-month period ended September 30, 2003 was +17.96%. Best Quarter* Q4 ’98 +19.05% Worst Quarter* Q3 ’02 -19.52%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2002	1 Year	5 Years	Since Inception

Institutional Shares (Inception 8/15/97)
Returns Before Taxes	-13.89%	-2.63%	-4.75%
Returns After Taxes on Distributions**	-14.36%	-3.17%	-5.25%
Returns After Taxes on Distributions and Sale of Fund Shares**	-8.53%	-2.05%	-3.69%
Morgan Stanley Capital International (MSCI®) Europe, Australasia, Far East (EAFE®) Index (unhedged)***	-15.66%	-2.61%	-3.75%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The unmanaged MSCI® EAFE® Index (unhedged) is a market capitalization-weighted composite of securities in 21 developed markets. The Index figures do not reflect any deduction for fees, expenses or taxes.

International Equity Fund

TOTAL RETURN	CALENDAR YEAR

The total return for Institutional Shares for the 9-month period ended September 30, 2003 was +14.33%. Best Quarter* Q4 ’99 +21.89% Worst Quarter* Q3 ’02 -20.42%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2002	1 Year	5 Years	Since Inception

Institutional Shares (Inception 2/7/96)
Returns Before Taxes	-18.60%	-2.99%	0.68%
Returns After Taxes on Distributions**	-19.21%	-4.44%	-0.81%
Returns After Taxes on Distributions and Sale of Fund Shares**	-11.27%	-2.22%	0.55%
MSCI® EAFE® (unhedged)***	-15.66%	-2.61%	-0.89%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The unmanaged MSCI® EAFE® Index (unhedged) is a market capitalization-weighted composite of securities in 21 developed markets. The Index figures do not reflect any deduction for fees, expenses or taxes.

FUND PERFORMANCE

European Equity Fund

TOTAL RETURN	CALENDAR YEAR

The total return for Institutional Shares for the 9-month period ended September 30, 2003 was +12.18%. Best Quarter* Q4 ’99 +24.93% Worst Quarter* Q3 ’02 -21.63%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2002	1 Year	Since Inception

Institutional Shares (Inception 10/1/98)
Returns Before Taxes	-16.63%	-1.50%
Returns After Taxes on Distributions**	-16.83%	-2.93%
Returns After Taxes on Distributions and Sale of Fund Shares**	-10.02%	-1.32%
MSCI® Europe Index (unhedged)***	-18.09%	-4.15%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The MSCI® Europe Index (unhedged) is an unmanaged index of common stock prices. The Index figures do not reflect any deduction for fees, expenses or taxes.

Japanese Equity Fund

TOTAL RETURN	CALENDAR YEAR

The total return for Institutional Shares for the 9-month period ended September 30, 2003 was +14.92%. Best Quarter* Q3 ’99 +23.29% Worst Quarter* Q3 ’01 -21.25%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2002	1 Year	Since Inception

Institutional Shares (Inception 5/1/98)
Returns Before Taxes	-12.22%	-3.42%
Returns After Taxes on Distributions**	-12.22%	-4.53%
Returns After Taxes on Distributions and Sale of Fund Shares**	-7.50%	-2.47%
Tokyo Price Index (“TOPIX”) (unhedged)***	-9.29%	-5.35%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The TOPIX (unhedged) is an unmanaged composite of all stocks on the first section of the Tokyo Stock Exchange. The Index figures do not reflect any deduction for fees, expenses or taxes.

FUND PERFORMANCE

International Growth Opportunities Fund

TOTAL RETURN	CALENDAR YEAR

The total return for Institutional Shares for the 9-month period ended September 30, 2003 was +32.62%. Best Quarter* Q1 ’00 +14.71% Worst Quarter* Q3 ’02 -22.72%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2002	1 Year	Since Inception

Institutional Shares (Inception 5/1/98)
Returns Before Taxes	-20.76%	-3.73%
Returns After Taxes on Distributions**	-20.76%	-4.41%
Returns After Taxes on Distributions and Sale of Fund Shares**	-12.75%	-2.95%
MSCI® EAFE® Small Cap Index (unhedged)***	-9.58%	-6.27%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The MSCI® EAFE® Small Cap Index (unhedged), inception date 1/15/98, includes approximately 950 securities from 21 developed markets with a capitalization range between $200 million and $1.5 billion and a general regional allocation of 55% Europe, 31% Japan and 14% Australasia. The Index figures do not reflect any deduction for fees, expenses or taxes.

Emerging Markets Equity Fund

TOTAL RETURN	CALENDAR YEAR

The total return for Institutional Shares for the 9-month period ended September 30, 2003 was +32.27%. Best Quarter* Q4 ’99 +30.18% Worst Quarter* Q3 ’98 -22.78%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2002	1 Year	5 Years	Since Inception

Institutional Shares (Inception 12/15/97)
Returns Before Taxes	-8.38%	-5.13%	-4.66%
Returns After Taxes on Distributions**	-8.38%	-5.61%	-5.13%
Returns After Taxes on Distributions and Sale of Fund Shares**	-5.14%	-4.15%	-3.79%
MSCI® Emerging Markets Free (EMF) Index***	-6.00%	-4.57%	-3.98%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The unmanaged MSCI® EMF Index is a free float-adjusted market capitalization-weighted index that is designed to measure equity market performance in the global emerging markets, of over 26 emerging market countries. “Free” indicates an index that excludes shares in otherwise free markets that are not purchasable by foreigners. The Index figures do not reflect any deduction for fees, expenses or taxes.

FUND PERFORMANCE

Asia Growth Fund

TOTAL RETURN	CALENDAR YEAR

The total return for Institutional Shares for the 9-month period ended September 30, 2003 was +21.58%. Best Quarter* Q2 ’99 +31.32% Worst Quarter* Q4 ’97 -27.19%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2002	1 Year	5 Years	Since Inception

Institutional Shares (Inception 2/2/96)
Returns Before Taxes	-11.37%	-3.33%	-9.69%
Returns After Taxes on Distributions**	-11.37%	-3.35%	-9.75%
Returns After Taxes on Distributions and Sale of Fund Shares**	-6.98%	-2.63%	-7.24%
MSCI® All Country Asia Free ex-Japan Index (unhedged)***	-10.19%	-4.80%	-10.68%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The unmanaged MSCI® All Country Asia Free ex-Japan Index (unhedged) is a market capitalization-weighted composite of securities in eleven Asian countries. “Free” indicates an index that excludes shares in otherwise free markets that are not purchasable by foreigners. The Index figures do not reflect any deduction for fees, expenses or taxes.

Fund Fees and Expenses (Institutional Shares)

This table describes the fees and expenses that you would pay if you buy and hold Institutional Shares of a Fund.

CORE
	International	International	European
	Equity Fund	Equity Fund	Equity Fund

Shareholder Fees (fees paid directly from your investment):
Maximum Sales Charge (Load) Imposed on Purchases	None	None	None
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None	None	None
Redemption Fees	None	None	None
Exchange Fees	None	None	None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):[1]
Management Fees[2]	0.85%	1.00%	1.00%
Distribution and Service (12b-1) Fees	None	None	None
Other Expenses[3]	0.34%	0.22%	1.24%

Total Fund Operating Expenses*	1.19%	1.22%	2.24%

See page 36 for all other footnotes.

*	The “Other Expenses” and “Total Fund Operating Expenses” (after any waivers and expense limitations) set forth below have been restated to reflect the current waivers and expense limitations that are expected for the current fiscal year. In addition, during the last fiscal year, the Funds incurred certain extraordinary and non-recurring expenses that are not reflected in the table below. The waivers and expense limitations may be terminated at any time at the option of the Investment Adviser. If this occurs, “Other Expenses” and “Total Fund Operating Expenses” may increase without shareholder approval.

	CORE
	International	International	European
	Equity Fund	Equity Fund	Equity Fund

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):
Management Fees[2]	0.85%	1.00%	1.00%
Distribution and Service (12b-1) Fees	None	None	None
Other Expenses[3]	0.16%	0.14%	0.14%

Total Fund Operating Expenses (after current expense limitations)	1.01%	1.14%	1.14%

FUND FEES AND EXPENSES

	International	Emerging	Asia
Japanese	Growth	Markets	Growth
Equity Fund	Opportunities Fund	Equity Fund	Fund

None	None	None	None
None	None	None	None
None	None	None	None
None	None	None	None

1.00%	1.20%	1.20%	1.00%
None	None	None	None
1.50%	0.81%	0.57%	1.69%

2.50%	2.01%	1.77%	2.69%

	International	Emerging	Asia
Japanese	Growth	Markets	Growth
Equity Fund	Opportunities Fund	Equity Fund	Fund

1.00%	1.10%	1.20%	1.00%
None	None	None	None
0.15%	0.14%	0.39%	0.20%

1.15%	1.24%	1.59%	1.20%

Fund Fees and Expenses continued

[1]	The Funds’ annual operating expenses are based on actual expenses for the fiscal year ended August 31, 2003.
[2]	The Investment Adviser has voluntarily agreed not to impose a portion of the management fee on the International Growth Opportunities Fund equal to 0.10% of the average daily net assets. As a result of fee waivers, the current management fees for the International Growth Opportunities Fund is 1.10% of the average daily net assets. The waiver may be terminated at any time at the option of the Investment Adviser.
[3]	“Other Expenses” include transfer agency fees and expenses equal on an annualized basis to 0.04% of the average daily net assets of each Fund’s Institutional Shares plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit “Other Expenses” (excluding management fees, transfer agency fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meeting and other extraordinary expenses) to the following percentages (rounded) of each Fund’s average daily net assets:

Other
Fund	Expenses

CORE International Equity	0.12%
International Equity	0.10%
European Equity	0.10%
Japanese Equity	0.11%
International Growth Opportunities	0.10%
Emerging Markets Equity	0.35%
Asia Growth	0.16%

FUND FEES AND EXPENSES

Example

The following Example is intended to help you compare the cost of investing in a Fund (without the expense limitations) with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in Institutional Shares of a Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that a Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Fund	1 Year	3 Years	5 Years	10 Years

CORE International Equity	$121	$378	$654	$1,443

International Equity	$124	$387	$670	$1,477

European Equity	$227	$700	$1,200	$2,575

Japanese Equity	$253	$779	$1,331	$2,836

International Growth Opportunities	$204	$630	$1,083	$2,338

Emerging Markets Equity	$180	$557	$959	$2,084

Asia Growth	$272	$835	$1,425	$3,022

Institutions that invest in Institutional Shares on behalf of their customers may charge other fees directly to their customer accounts in connection with their investments. You should contact your institution for information regarding such charges. Such fees, if any, may affect the return customers realize with respect to their investments.

Certain institutions that invest in Institutional Shares may receive other compensation in connection with the sale and distribution of Institutional Shares or for services to their customers’ accounts and/or the Funds. For additional information regarding such compensation, see “Shareholder Guide” in the Prospectus and “Other Information” in the Statement of Additional Information (“Additional Statement”).

Service Providers

INVESTMENT ADVISERS

Investment Adviser	Fund

Goldman Sachs Asset Management, L.P. (“GSAM”) 32 Old Slip New York, New York 10005	CORE International Equity

Goldman Sachs Asset Management International (“GSAMI”) Christchurch Court 10-15 Newgate Street London, England EC1A 7HD	International Equity European Equity Japanese Equity International Growth Opportunities Emerging Markets Equity Asia Growth

GSAM has been registered as an investment adviser with the Securities and Exchange Commission (the “SEC”) since 1990 and is an affiliate of Goldman, Sachs & Co. (“Goldman Sachs”). GSAMI, a member of the Investment Management Regulatory Organization Limited since 1990 and a registered investment adviser since 1991, is an affiliate of Goldman Sachs. As of September 30, 2003, GSAM and GSAMI, along with other units of the Investment Management Division of Goldman Sachs, had assets under management of $337.2 billion.

The Investment Adviser provides day-to-day advice regarding the Funds’ portfolio transactions. The Investment Adviser makes the investment decisions for the Funds and places purchase and sale orders for the Funds’ portfolio transactions in U.S. and foreign markets. As permitted by applicable law, these orders may be directed to any brokers, including Goldman Sachs and its affiliates. While the Investment Adviser is ultimately responsible for the management of the Funds, it is able to draw upon the research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. In addition, the Investment Adviser has access to the research and certain proprietary technical models developed by Goldman Sachs, and will apply quantitative and qualitative analysis in determining the appropriate allocations among categories of issuers and types of securities.

The Investment Adviser also performs the following additional services for the Funds:

■	Supervises all non-advisory operations of the Funds
■	Provides personnel to perform necessary executive, administrative and clerical services to the Funds

SERVICE PROVIDERS

■	Arranges for the preparation of all required tax returns, reports to shareholders, prospectuses and statements of additional information and other reports filed with the SEC and other regulatory authorities
■	Maintains the records of each Fund
■	Provides office space and all necessary office equipment and services

MANAGEMENT FEES

As compensation for its services and its assumption of certain expenses, the Investment Adviser is entitled to the following fees, computed daily and payable monthly, at the annual rates (as a percentage of each respective portfolio’s average daily net assets) listed below:

		Actual Rate
		For the Fiscal
		Year Ended
	Contractual Rate	August 31, 2003

GSAM:

CORE International Equity	0.85%	0.85%

GSAMI:

International Equity	1.00%	1.00%

European Equity	1.00%	1.00%

Japanese Equity	1.00%	1.00%

International Growth Opportunities	1.20%	1.10%

Emerging Markets Equity	1.20%	1.20%

Asia Growth	1.00%	1.00%

The difference, if any, between the stated fees and the actual fees paid by the Funds reflects that the Investment Adviser did not charge the full amount of the fees to which it would have been entitled. The Investment Adviser may discontinue or modify any such voluntary limitations in the future at its discretion.

FUND MANAGERS

Active International Portfolio Management Team

■	Global portfolio teams based in London, Singapore, Tokyo and New York. Local presence is a key to the Investment Adviser’s fundamental research capabilities

■	Team manages over $15 billion in international equities for retail, institutional and high net worth clients
■	Focus on bottom-up stock selection as main driver of returns, though the team leverages the asset allocation, currency and risk management capabilities of GSAM

______________________________________________________________________________________________________________

London-Based Portfolio Management Team

Years
Primarily
Name and Title	Fund Responsibility	Responsible	Five Year Employment History

Julian Abel Managing Director	Senior Portfolio Manager— European Equity	Since 1998	Mr. Abel joined the Investment Adviser as a portfolio manager in 1996.

Prashant Bhayani Executive Director	Senior Portfolio Manager— International Growth Opportunities	Since 2000	Mr. Bhayani joined the Investment Adviser as a portfolio manager in April 1998. From 1997 to 1998, he worked on his MBA at INSEAD in France and from 1992 to 1996, he was a portfolio and marketing analyst at Fischer Francis Trees and Watts, a specialist global fixed-income fund manager.

David Dick Managing Director	Senior Portfolio Manager— European Equity	Since 1998	Mr. Dick joined the Investment Adviser as a senior portfolio manager on the European Equity team in 1998 and became Co-Head of the UK and European portfolio management in April 2002. From 1990 to 1998, he was with Mercury Asset Management.

Mark Ferguson Executive Director	Senior Portfolio Manager— International Equity	Since 2003	Mr. Ferguson joined the Investment Adviser as Co-Head of European Equity Research in March 1999 and became a senior portfolio manager for the International Equity investment team in March 2003. From October 1993 to February 1999, he was a research analyst/fund manager in the Continental Europe team at Schroder Investment Management.

Nuno Fernandes Executive Director	Senior Portfolio Manager— International Equity	Since 1999	Mr. Fernandes joined the Investment Adviser as a research analyst on the Global Emerging Markets Equity team in April 1998. He was named a senior portfolio manager in April 1999. From 1994 to 1998, he worked for ING Barings and Smith Barney where he followed Latin American financial stocks.

SERVICE PROVIDERS

Years
Primarily
Name and Title	Fund Responsibility	Responsible	Five Year Employment History

Hywel George Managing Director Co-Chief Investment Officer, European Equity	Senior Portfolio Manager— European Equity	Since 2000	Mr. George joined the Investment Adviser as a senior portfolio manager and Head of UK portfolio management in 1999. He became Co-Head of UK and European portfolio management in April 2002 and Co-Chief Investment Officer of European Equity in November 2002. From 1988 to 1999, he was a UK Equity Fund manager at Mercury Asset Management.

Safa Muhtaseb Executive Director	Senior Portfolio Manager— International Equity	Since 2001	Mr. Muhtaseb joined the Investment Adviser as a portfolio manager in December 2001. From 1999 to 2001, he was a Director of International Equity Investments at Virginia Retirement System. From May 1997 to August 1998, he was portfolio manager, Internal Equity for CalPERS and key investment officer.

Susan Noble Managing Director Chief Investment Officer, London Active Equity	Senior Portfolio Manager— International Equity	Since 1997	Ms. Noble joined the Investment Adviser as a senior portfolio manager and head of the European Equity Team in October 1997.

Maria Pavlenko Executive Director	Senior Portfolio Manager— Emerging Markets Equity	Since 2001	Ms. Pavlenko joined the Investment Adviser as a research analyst for the emerging markets equities team in September 1998. She was named a portfolio manager in November 2001 and became the Co-Head of Global Emerging Markets Equities Strategy in March 2003.

Michael Stanes Executive Director	Senior Portfolio Manager— International Equity	Since 2002	Mr. Stanes joined the Investment Adviser as a portfolio manager in November 2002. From 1986 to 2001, he worked at Mercury Asset Management where he managed UK equity portfolios in London, Japanese equity portfolios in Tokyo and, most recently, US and global portfolios in the US.

New York-Based Portfolio Management Team

Years
Primarily
Name and Title	Fund Responsibility	Responsible	Five Year Employment History

Safa Muhtaseb Executive Director	Senior Portfolio Manager— International Equity	Since 2001	Mr. Muhtaseb joined the Investment Adviser as a portfolio manager in December 2001. From 1999 to 2001, he was a Director of International Equity Investments at Virginia Retirement System. From May 1997 to August 1998, he was portfolio manager, Internal Equity for CalPERS and key investment officer.

Singapore-Based Portfolio Management Team

Years
Primarily
Name and Title	Fund Responsibility	Responsible	Five Year Employment History

Shogo Maeda Managing Director	Senior Portfolio Manager— Japanese Equity International Equity International Growth Opportunities Asia Growth	Since 1994 1994 1998 2001	Mr. Maeda joined the Investment Adviser as a portfolio manager in 1994. He became Chief Investment Officer for Pan-Asian Equities in 2001.

Siew-Hua Thio Vice President	Portfolio Manager— Asia Growth	Since 1998	Ms. Thio joined the Investment Adviser as a portfolio manager in 1998. From 1997 to 1998, she was Head of Research for Indosuez WI Carr in Singapore. From 1993 to 1997, she was a research analyst at the same firm.

Kenny Tjan Vice President	Senior Portfolio Manager— Asia Growth Emerging Markets Equity	Since 2001 2003	Mr. Tjan joined the Investment Adviser in 2001 as Co-head of the Non-Japan Asia portfolio management team. In March 2003, he became the Co-Head of Global Emerging Markets Equities Strategy. From 1999 to 2001, he was an Investment Director of Rothschild Asset Management Singapore. From 1993 to 1999, he was the chief portfolio manager for several large international pension clients investing in Non-Japan Asia for Nomura Asset Management.

SERVICE PROVIDERS

Tokyo-Based Portfolio Management Team

Years
Primarily
Name and Title	Fund Responsibility	Responsible	Five Year Employment History

Toshiyuki Ejima Vice President	Portfolio Manager— Japanese Equity	Since 1999	Mr. Ejima joined the Investment Adviser as a portfolio manager in April 1999. Prior to that he was a portfolio manager at Dai-ichi Mutual Life from 1993 to 1999 where he managed Japanese equities.

Shigeka (Ziggy) Kouda Vice President	Portfolio Manager— Japanese Equity	Since 2001	Mr. Kouda joined the Investment Adviser as a portfolio manager in 1997.

Shogo Maeda Managing Director	Senior Portfolio Manager— Japanese Equity International Equity International Growth Opportunities Asia Growth	Since 1994 1994 1998 2001	Mr. Maeda joined the Investment Adviser as a portfolio manager in 1994. He became Chief Investment Officer for Pan-Asian Equities in 2001.

Mikiko Sasajima Vice President	Portfolio Manager— Japanese Equity	Since 1998	Ms. Sasajima joined the Investment Adviser as a portfolio manager in April 1995.

Miyako Shibamoto Vice President	Portfolio Manager— Japanese Equity	Since 1998	Ms. Shibamoto joined the Investment Adviser as portfolio manager and a member of the Japanese Equity team in April 1998. From 1993 to 1998, she was a Vice President at Scudder Stevens and Clark (Japan).

     CORE International Equity Portfolio Management Team

■	Portfolio team based in New York. Experienced, highly qualified and stable quantitative team reflects our commitment to a superior research effort
■	Team manages approximately $12 billion in global/international equities for retail, institutional and high net worth clients
■	Designed to invest in international markets, seeking to add value from diversified sources of return — top-down country and currency selection and bottom-up stock selection

______________________________________________________________________________________________________________

Years
Primarily
Name and Title	Fund Responsibility	Responsible	Five Year Employment History

Michelle Bahk Vice President	Portfolio Manager— CORE International Equity	Since 2000	Ms. Bahk joined the Investment Adviser in 1997 as a member of the Quantitative Equity global portfolio management team. She became a portfolio manager in 2000.

Melissa Brown Managing Director	Senior Portfolio Manager— CORE International Equity	Since 1998	Ms. Brown joined the Investment Adviser as a portfolio manager in 1998. From 1984 to 1998, she was the director of Quantitative Equity Research and served on the Investment Policy Committee at Prudential Securities.

Mark M. Carhart Managing Director	Portfolio Manager— CORE International Equity	Since 1998	Mr. Carhart joined the Investment Adviser as a member of the Quantitative Research and Risk Management team in 1997. From August 1995 to September 1997, he was Assistant Professor of Finance at the Marshall School of Business at USC and a Senior Fellow of the Wharton Financial Institutions Center.

Len Ioffe Vice President	Senior Portfolio Manager— CORE International Equity	Since 2001	Mr. Ioffe joined the Investment Adviser as an associate in 1995. He became a portfolio manager in 1996.

Raymond J. Iwanowski Managing Director	Portfolio Manager— CORE International Equity	Since 1998	Mr. Iwanowski joined the Investment Adviser as an associate and portfolio manager in 1997.

Robert C. Jones Managing Director	Senior Portfolio Manager— CORE International Equity	Since 1997	Mr. Jones joined the Investment Adviser as a portfolio manager in 1989.

SERVICE PROVIDERS

DISTRIBUTOR AND TRANSFER AGENT

Goldman Sachs, 85 Broad Street, New York, New York 10004, serves as the exclusive distributor (the “Distributor”) of each Fund’s shares. Goldman Sachs, 4900 Sears Tower, Chicago, Illinois 60606-6372, also serves as each Fund’s transfer agent (the “Transfer Agent”) and, as such, performs various shareholder servicing functions.

From time to time, Goldman Sachs or any of its affiliates may purchase and hold shares of the Funds. Goldman Sachs reserves the right to redeem at any time some or all of the shares acquired for its own account.

ACTIVITIES OF GOLDMAN SACHS AND ITS AFFILIATES AND OTHER ACCOUNTS MANAGED BY GOLDMAN SACHS

The involvement of the Investment Adviser, Goldman Sachs and their affiliates in the management of, or their interest in, other accounts and other activities of Goldman Sachs may present conflicts of interest with respect to a Fund or limit a Fund’s investment activities. Goldman Sachs and its affiliates engage in proprietary trading and advise accounts and funds which have investment objectives similar to those of the Funds and/or which engage in and compete for transactions in the same types of securities, currencies and instruments as the Funds. Goldman Sachs and its affiliates will not have any obligation to make available any information regarding their proprietary activities or strategies, or the activities or strategies used for other accounts managed by them, for the benefit of the management of the Funds. The results of a Fund’s investment activities, therefore, may differ from those of Goldman Sachs and its affiliates, and it is possible that a Fund could sustain losses during periods in which Goldman Sachs and its affiliates and other accounts achieve significant profits on their trading for proprietary or other accounts. In addition, the Funds may, from time to time, enter into transactions in which Goldman Sachs or its other clients have an adverse interest. A Fund’s activities may be limited because of regulatory restrictions applicable to Goldman Sachs and its affiliates, and/or their internal policies designed to comply with such restrictions. As a global financial services firm, Goldman Sachs also provides a wide range of investment banking and financial services to issuers of securities and investors in securities. Goldman Sachs, its affiliates and others associated with it may create markets or specialize in, have positions in and affect transactions in, securities of issuers held by the Funds, and may also perform or seek to perform investment banking and financial services for those issuers.

Under a securities lending program approved by the Funds’ Board of Trustees, the Funds have retained an affiliate of the Investment Adviser to serve as the securities lending agent for each Fund to the extent that the Funds engage in the securities lending program. For these services, the lending agent may receive a fee from the Funds, including a fee based on the returns earned on the Funds’ investment of the cash received as collateral for the loaned securities. In addition, the Funds may make brokerage and other payments to Goldman Sachs and its affiliates in connection with the Funds’ portfolio investment transactions.

Dividends

Each Fund pays dividends from its investment company taxable income and distributions from net realized capital gains. You may choose to have dividends and distributions paid in:

■	Cash
■	Additional shares of the same class of the same Fund
■	Shares of the same or an equivalent class of another Goldman Sachs Fund. Special restrictions may apply for certain Goldman Sachs Institutional Liquid Assets Portfolios (“ILA Portfolios”). See the Additional Statement.

You may indicate your election on your Account Application. Any changes may be submitted in writing to Goldman Sachs at any time before the record date for a particular dividend or distribution. If you do not indicate any choice, dividends and distributions will be reinvested automatically in the applicable Fund.

The election to reinvest dividends and distributions in additional shares will not affect the tax treatment of such dividends and distributions, which will be treated as received by you and then used to purchase the shares.

The Funds’ investments in foreign securities may be subject to foreign withholding taxes. Under certain circumstances, the Funds may elect to pass-through these taxes to you. If this election is made, a proportionate amount of such taxes will constitute a distribution to you, which would allow you either (1) to credit such proportionate amount of foreign taxes against your U.S. federal income tax liability or (2) to take such amount as an itemized deduction.

Dividends from investment company taxable income and distributions from net capital gains are declared and paid annually by each Fund.

From time to time a portion of a Fund’s dividends may constitute a return of capital.

When you purchase shares of a Fund, part of the NAV per share may be represented by undistributed income or undistributed realized gains that have previously been earned by the Fund. Therefore, subsequent distributions on such shares from such income or realized gains may be taxable to you even if the NAV of the shares is, as a result of the distributions, reduced below the cost of such shares and the distributions (or portions thereof) represent a return of a portion of the purchase price.

Shareholder Guide

The following section will provide you with answers to some of the most often asked questions regarding buying and selling the Funds’ Institutional Shares.

HOW TO BUY SHARES

How Can I Purchase Institutional Shares Of The Funds?
You may purchase Institutional Shares on any business day at their NAV next determined after receipt of an order. No sales load is charged. You should place an order with Goldman Sachs at 1-800-621-2550 and either:

■	Wire federal funds to The Northern Trust Company (“Northern”), as subcustodian for State Street Bank and Trust Company (“State Street”) (each Fund’s custodian) on the next business day; or
■	Send a check or Federal Reserve draft payable to Goldman Sachs Funds—(Name of Fund and Class of Shares), 4900 Sears Tower, 51st Floor, Chicago, IL 60606-6372. The Fund will not accept a check drawn on a foreign bank or a third-party check.

In order to make an initial investment in a Fund, you must furnish to the Fund or Goldman Sachs the Account Application. Purchases of Institutional Shares must be settled within three business days of receipt of a complete purchase order.

How Do I Purchase Shares Through A Financial Institution?
Certain institutions (including banks, trust companies, brokers and investment advisers) that provide recordkeeping, reporting and processing services to their customers may be authorized to accept, on behalf of the Goldman Sachs Trust (the “Trust”), purchase, redemption and exchange orders placed by or on behalf of their customers, and may designate other intermediaries to accept such orders, if approved by the Trust. In these cases:

■	A Fund will be deemed to have received an order in proper form when the order is accepted by the authorized institution or intermediary on a business day, and the order will be priced at the Fund’s NAV next determined after such acceptance.
■	Authorized institutions and intermediaries will be responsible for transmitting accepted orders and payments to the Trust within the time period agreed upon by them.

SHAREHOLDER GUIDE

You should contact your institution or intermediary to learn whether it is authorized to accept orders for the Trust.

These institutions may receive payments from the Funds or Goldman Sachs for the services provided by them with respect to the Funds’ Institutional Shares. These payments may be in addition to other payments borne by the Funds.

The Investment Adviser, Distributor and/or their affiliates may pay additional compensation from time to time, out of their assets and not as an additional charge to the Funds, to certain institutions and other persons in connection with the sale, distribution and/or servicing of shares of the Funds and other Goldman Sachs Funds. Additional compensation based on sales may, but is normally not expected to, exceed 0.50% (annualized) of the amount invested.

In addition to Institutional Shares, each Fund also offers other classes of shares to investors. These other share classes are subject to different fees and expenses (which affect performance), have different minimum investment requirements and are entitled to different services than Institutional Shares. Information regarding these other share classes may be obtained from your sales representative or from Goldman Sachs by calling the number on the back cover of this Prospectus.

What Is My Minimum Investment In The Funds?

Type of Investor	Minimum Investment

■ Banks, trust companies or other depository institutions investing for their own account or on behalf of their clients	$1,000,000 in Institutional Shares of a Fund alone or in combination with other assets under the management of GSAM and its affiliates
■ Section 401(k), profit sharing, money purchase
    pension, tax-sheltered annuity, defined benefit
    pension, or other employee benefit plans that are
    sponsored by one or more employers (including
    governmental or church employers) or
employee organizations
■ State, county, city or any instrumentality, department, authority or agency thereof
■ Corporations with at least $100 million in assets or in outstanding publicly traded securities
■ “Wrap” account sponsors (provided they have an agreement covering the arrangement with GSAM)
■ Registered investment advisers investing for accounts for which they receive asset-based fees

■ Individual investors	$10,000,000
■ Qualified non-profit organizations, charitable trusts, foundations and endowments
■ Accounts over which GSAM or its advisory affiliates have investment discretion

■ Individual Retirement Accounts (IRAs) for which GSAM or its advisory affiliates act as fiduciary	No minimum

The minimum investment requirement may be waived for current and former officers, partners, directors or employees of Goldman Sachs or any of its affiliates; brokerage or advisory clients of Goldman Sachs Private Wealth Management; and for other investors at the discretion of the Trust’s officers. No minimum amount is required for subsequent investments.

SHAREHOLDER GUIDE

What Else Should I Know About Share Purchases?
The Trust reserves the right to:

■	Refuse to open an account if you fail to (i) provide a Social Security Number or other taxpayer identification number; or (ii) certify that such number is correct (if required to do so under applicable law).
■	Modify or waive the minimum investment amounts.
■	Reject or restrict any purchase or exchange order by a purchaser (or group of related purchasers) for any reason in its discretion. Without limiting the foregoing, the Trust may reject or restrict purchase and exchange orders by a particular purchaser (or group of related purchasers) when a pattern of frequent purchases, sales or exchanges of Institutional Shares of a Fund is evident, or if purchases, sales or exchanges are, or a subsequent abrupt redemption might be, of a size that would disrupt the management of a Fund.
■	Close a Fund to new investors from time to time and reopen any such Fund whenever it is deemed appropriate by a Fund’s Investment Adviser.

The Funds may allow you to purchase shares with securities instead of cash if consistent with a Fund’s investment policies and operations and if approved by the Fund’s Investment Adviser.

Customer Identification Program. Federal law requires the Funds to obtain, verify and record identifying information, which may include the name, residential or business street address, date of birth (for an individual), social security or taxpayer identification number or other identifying information, for each investor who opens an account with the Funds. Applications without the required information, or (where applicable) without an indication that a social security or taxpayer identification number has been applied for, may not be accepted by the Funds. After accepting an application, to the extent permitted by applicable law or their customer identification program, the Funds reserve the right to (i) place limits on transactions in any account until the identity of the investor is verified; or (ii) refuse an investment in the Funds; or (iii) involuntarily redeem an investor’s shares and close an account in the event that the Funds are unable to verify an investor’s identity. The Funds and their agents will not be responsible for any loss in an investor’s account resulting from the investor’s delay in providing all required identifying information or from closing an account and redeeming an investor’s shares pursuant to the customer identification program.

How Are Shares Priced?
The price you pay or receive when you buy, sell or exchange Institutional Shares is the Fund’s next determined NAV. The Funds calculate NAV as follows:

NAV =	(Value of Assets of the Class) - (Liabilities of the Class) Number of Outstanding Shares of the Class

The Funds’ investments are valued based on market quotations or, if accurate quotations are not readily available, or if the Investment Adviser believes that such quotations do not accurately reflect fair value, the fair value of the Funds’ investments may be determined in good faith under procedures established by the Trustees.

■	NAV per share of each class is generally calculated by the accounting agent on each business day as of the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. New York time) or such later time as the New York Stock Exchange or NASDAQ market may officially close. Fund shares will generally not be priced on any day the New York Stock Exchange is closed.
■	When you buy shares, you pay the NAV next calculated after the Funds receive your order in proper form.
■	When you sell shares, you receive the NAV next calculated after the Funds receive your order in proper form.
■	The Trust reserves the right to reprocess purchase, redemption and exchange transactions that were processed at an NAV other than a Fund’s official closing NAV that is subsequently adjusted, and to recover amounts from (or distribute amounts to) shareholders accordingly based on the official closing NAV.
■	The Trust reserves the right to advance the time by which purchase and redemption orders must be received for same business day credit as otherwise permitted by the SEC.

Note: The time at which transactions and shares are priced and the time by which orders must be received may be changed in case of an emergency or if regular trading on the New York Stock Exchange is stopped at a time other than 4:00 p.m. New York time. In the event the New York Stock Exchange does not open for business because of an emergency, the Trust may, but is not required to, open one or more Funds for purchase, redemption and exchange transactions if the Federal Reserve wire payment system is open. To learn whether a Fund is open for business during an emergency situation, please call 1-800-621-2550.

Foreign securities may trade in their local markets on days a Fund is closed. As a result, the NAV of a Fund that holds foreign securities may be impacted on days when investors may not purchase or redeem Fund shares.

SHAREHOLDER GUIDE

In addition, if an event that affects the value of a security occurs after the publication of market quotations used by a Fund to price its securities but before the close of trading on the New York Stock Exchange, the Trust in its discretion and consistent with applicable regulatory guidance may determine whether to make an adjustment in light of the nature and significance of the event.

HOW TO SELL SHARES

How Can I Sell Institutional Shares Of The Funds?
You may arrange to take money out of your account by selling (redeeming) some or all of your shares. Generally, each Fund will redeem its Institutional Shares upon request on any business day at their NAV next determined after receipt of such request in proper form. You may request that redemption proceeds be sent to you by check or by wire (if the wire instructions are on record). Redemptions may be requested in writing or by telephone.

Instructions For Redemptions:

By Writing:	■ Write a letter of instruction that includes:
■ Your name(s) and signature(s)
■ Your account number
■ The Fund name and Class of Shares
■ The dollar amount you want to sell
■ How and where to send the proceeds
■ Obtain a signature guarantee (see details below)
■ Mail your request to: Goldman Sachs Funds 4900 Sears Tower 51st Floor Chicago, IL 60606-6372

By Telephone:	If you have elected the telephone redemption privilege on your Account Application:
■ 1-800-621-2550 (8:00 a.m. to 4:00 p.m. New York time)

Certain institutions and intermediaries are authorized to accept redemption requests on behalf of the Funds as described under “How Do I Purchase Shares Through A Financial Institution?”

When Do I Need A Signature Guarantee To Redeem Shares?
A signature guarantee may be required if:

■	You would like the redemption proceeds sent to an address that is not your address of record; or
■	You would like to change your current bank designations.

A signature guarantee must be obtained from a bank, brokerage firm or other financial intermediary that is a member of an approved Medallion Guarantee Program or that is otherwise approved by the Trust. A notary public cannot provide a signature guarantee. Additional documentation may be required for executors, trustees or corporations or when deemed appropriate by the Transfer Agent.

What Do I Need To Know About Telephone Redemption Requests?
The Trust, the Distributor and the Transfer Agent will not be liable for any loss you may incur in the event that the Trust accepts unauthorized telephone redemption requests that the Trust reasonably believes to be genuine. In an effort to prevent unauthorized or fraudulent redemption and exchange requests by telephone, Goldman Sachs employs reasonable procedures specified by the Trust to confirm that such instructions are genuine. If reasonable procedures are not employed, the Trust may be liable for any loss due to unauthorized or fraudulent transactions. The following general policies are currently in effect:

■	All telephone requests are recorded.
■	Any redemption request that requires money to go to an account or address other than that designated on the Account Application must be in writing and signed by an authorized person designated on the Account Application. The written request may be confirmed by telephone with both the requesting party and the designated bank account to verify instructions.
■	The telephone redemption option may be modified or terminated at any time.

Note: It may be difficult to make telephone redemptions in times of drastic economic or market conditions.

How Are Redemption Proceeds Paid?
By Wire: You may arrange for your redemption proceeds to be wired as federal funds to the domestic bank account designated in your Account Application. The following general policies govern wiring redemption proceeds:

■	Redemption proceeds will normally be wired on the next business day in federal funds (for a total of one business day delay), but may be paid up to three business days following receipt of a properly executed wire transfer redemption request. If you are selling shares you recently paid for by check, the Fund will pay you when your check has cleared, which may take up to 15 days. If the Federal Reserve Bank is closed on the day that the redemption proceeds would ordinarily be wired, wiring the redemption proceeds may be delayed one additional business day.
■	To change the bank designated on your Account Application, you must send written instructions signed by an authorized person designated on the account application to the Transfer Agent.

SHAREHOLDER GUIDE

■	Neither the Trust, Goldman Sachs nor any other institution assumes any responsibility for the performance of your bank or any intermediaries in the transfer process. If a problem with such performance arises, you should deal directly with your bank or any such intermediaries.

By Check: You may elect in writing to receive your redemption proceeds by check. Redemption proceeds paid by check will normally be mailed to the address of record within three business days of a properly executed redemption request. If you are selling shares you recently paid for by check, the Fund will pay you when your check has cleared, which may take up to 15 days.

What Else Do I Need To Know About Redemptions?
The following generally applies to redemption requests:

■	Additional documentation may be required when deemed appropriate by the Transfer Agent. A redemption request will not be in proper form until such additional documentation has been received.
■	Institutions (including banks, trust companies, brokers and investment advisers) are responsible for the timely transmittal of redemption requests by their customers to the Transfer Agent. In order to facilitate the timely transmittal of redemption requests, these institutions may set times by which they must receive redemption requests. These institutions may also require additional documentation from you.

The Trust reserves the right to:

■	Redeem your shares if your account balance falls below $50 as a result of a redemption. The Funds will not redeem your shares on this basis if the value of your account falls below the minimum account balance solely as a result of market conditions. The Fund will give you 60 days’ prior written notice to allow you to purchase sufficient additional shares of the Fund in order to avoid such redemption.
■	Redeem your shares in other circumstances determined by the Board of Trustees to be in the best interest of the Trust.
■	Pay redemptions by a distribution in-kind of securities (instead of cash). If you receive redemption proceeds in-kind, you should expect to incur transaction costs upon the disposition of those securities.
■	Reinvest any dividends or other distributions which you have elected to receive in cash should your check for such dividends or other distributions be returned to a Fund as undeliverable or remain uncashed for six months. In addition, that distribution and all future distributions payable to you will be reinvested at the NAV on the day of reinvestment in additional Institutional Shares of the Fund that pays the distributions. No interest will accrue on amounts represented by uncashed distribution or redemption checks.

Can I Exchange My Investment From One Fund To Another?
You may exchange Institutional Shares of a Fund at NAV for Institutional Shares of another Goldman Sachs Fund. The exchange privilege may be materially modified or withdrawn at any time upon 60 days’ written notice to you.

Instructions For Exchanging Shares:

By Writing:	■ Write a letter of instruction that includes:
■ Your name(s) and signature(s)
■ Your account number
■ The Fund names and Class of Shares
■ The dollar amount to be exchanged
■ Mail the request to: Goldman Sachs Funds 4900 Sears Tower 51st Floor Chicago, IL 60606-6372

By Telephone:	If you have elected the telephone exchange privilege on your Account Application:
■ 1-800-621-2550 (8:00 a.m. to 4:00 p.m. New York time)

You should keep in mind the following factors when making or considering an exchange:

■	You should obtain and carefully read the prospectus of the Fund you are acquiring before making an exchange.
■	All exchanges which represent an initial investment in a Fund must satisfy the minimum initial investment requirements of that Fund, except that this requirement may be waived at the discretion of the Trust.
■	Telephone exchanges normally will be made only to an identically registered account.
■	Shares may be exchanged among accounts with different names, addresses and social security or other taxpayer identification numbers only if the exchange instructions are in writing and are signed by an authorized person designated on the Account Application.
■	Exchanges are available only in states where exchanges may be legally made.
■	It may be difficult to make telephone exchanges in times of drastic economic or market conditions.
■	Goldman Sachs may use reasonable procedures described under “What Do I Need To Know About Telephone Redemption Requests?” in an effort to prevent unauthorized or fraudulent telephone exchange requests.
■	Exchanges into Funds that are closed to new investors may be restricted.

SHAREHOLDER GUIDE

For federal income tax purposes, an exchange from one Fund to another is treated as a redemption of the shares surrendered in the exchange, on which you may be subject to tax, followed by a purchase of shares received in the exchange. You should consult your tax adviser concerning the tax consequences of an exchange.

Restrictions on Excessive Trading Practices. The Trust does not permit market-timing or other excessive trading practices. Purchases and exchanges should be made for long-term investment purposes only. The Trust and Goldman Sachs reserve the right to reject or restrict purchase or exchange requests from any investor. Excessive, short-term (market-timing) trading practices may disrupt portfolio management strategies, harm Fund performance and negatively impact long-term shareholders. The Trust and Goldman Sachs will not be held liable for any loss resulting from rejected purchase or exchange orders. To minimize harm to the Trust (or Goldman Sachs) and its shareholders, the Trust (or Goldman Sachs) will exercise these rights if, in the Trust’s (or Goldman Sachs’) judgment, an investor has a history of excessive trading or if an investor’s trading, in the judgment of the Trust (or Goldman Sachs), has been or may be disruptive to a Fund. In making this judgment, trades executed in multiple accounts under common ownership or control may be considered together.

What Types of Reports Will I Be Sent Regarding Investments In Institutional Shares?
You will receive an annual report containing audited financial statements and a semi-annual report. To eliminate unnecessary duplication, only one copy of such reports will be sent to shareholders with the same mailing address. If you would like a duplicate copy to be mailed to you, please contact Goldman Sachs Funds at 1-800-621-2550. You will also be provided with a printed confirmation for each transaction in your account and a monthly account statement. The Funds do not generally provide sub-accounting services.

Taxation

As with any investment, you should consider how your investment in the Funds will be taxed. The tax information below is provided as general information. More tax information is available in the Additional Statement. You should consult your tax adviser about the federal, state, local or foreign tax consequences of your investment in the Funds.

Unless your investment is an IRA or other tax-advantaged account, you should consider the possible tax consequences of Fund distributions and the sale of your Fund shares.

DISTRIBUTIONS

Each Fund contemplates declaring as dividends each year all or substantially all of its taxable income. Distributions you receive from the Funds are generally subject to federal income tax, and may also be subject to state or local taxes. This is true whether you reinvest your distributions in additional Fund shares or receive them in cash. For federal tax purposes, the Fund distributions attributable to short-term capital gains and net investment income are generally taxable to you as ordinary income, while distributions attributable to long-term capital gains are taxable as long-term capital gains, no matter how long you have owned your Fund shares.

Under recent changes to the Internal Revenue Code, the maximum long-term capital gain tax rate applicable to individuals, estates, and trusts is reduced to 15%. Fund distributions of long-term capital gains should generally qualify for the reduced rate of tax if attributable to Fund sales and exchanges occurring on or after May 6, 2003. Also, Fund distributions to noncorporate shareholders attributable to dividends received by the Funds from U.S. and certain qualified foreign corporations after December 31, 2002 will generally be taxed at the long-term capital gain rate, as long as certain other requirements are met. The amount of a Fund’s distributions that qualify for this favorable tax treatment may be reduced as a result of a Fund’s securities lending activities, by a high portfolio turnover rate or by investments in debt securities or “non-qualified” foreign corporations. For these lower rates to apply, the noncorporate shareholder must own the relevant Fund shares for at least 61 days during the 120-day period beginning 60 days before the Fund’s ex-dividend rate.

Although distributions are generally treated as taxable to you in the year they are paid, distributions declared in October, November or December but paid in January are taxable as if they were paid in December. A percentage of the Funds’ dividends

TAXATION

paid to corporate shareholders may be eligible for the corporate dividends-received deduction. This percentage may, however, be reduced as a result of a Fund’s securities lending activities. The Funds will inform shareholders of the source and tax status of all distributions promptly after the close of each calendar year.

Each Fund may be subject to foreign withholding or other foreign taxes on income or gain from certain foreign securities. In general, the Funds may deduct these taxes in computing their taxable income.

If you buy shares of a Fund before it makes a distribution, the distribution will be taxable to you even though it may actually be a return of a portion of your investment. This is known as “buying a dividend.”

SALES AND EXCHANGES

Your sale of Fund shares is a taxable transaction for federal income tax purposes, and may also be subject to state and local taxes. For tax purposes, the exchange of your Fund shares for shares of a different Goldman Sachs Fund is the same as a sale. When you sell your shares, you will generally recognize a capital gain or loss in an amount equal to the difference between your adjusted tax basis in the shares and the amount received. Generally, this gain or loss is long-term or short-term depending on whether your holding period exceeds twelve months, except that any loss realized on shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends that were received on the shares. Additionally, any loss realized on a sale, exchange or redemption of shares of a Fund may be disallowed under “wash sale” rules to the extent the shares disposed of are replaced with other shares of that Fund within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of, such as pursuant to a dividend reinvestment in shares of that Fund. If disallowed, the loss will be reflected in an adjustment to the basis of the shares acquired.

OTHER INFORMATION

When you open your account, you should provide your social security or tax identification number on your Account Application. By law, each Fund must withhold 28% of your taxable distributions and any redemption proceeds if you do not provide your correct taxpayer identification number, or certify that it is correct, or if the IRS instructs the Fund to do so.

Non-U.S. investors may be subject to U.S. withholding and estate tax.

Appendix A Additional Information on Portfolio Risks, Securities and Techniques

A. General Portfolio Risks

The Funds will be subject to the risks associated with equity investments. “Equity investments” may include common stocks, preferred stocks, interests in real estate investment trusts, convertible debt obligations, convertible preferred stocks, equity interests in trusts, partnerships, joint ventures, limited liability companies and similar enterprises, warrants, stock purchase rights and synthetic and derivative instruments that have economic characteristics similar to equity securities. In general, the values of equity investments fluctuate in response to the activities of individual companies and in response to general market and economic conditions. Accordingly, the values of the equity investments that a Fund holds may decline over short or extended periods. The stock markets tend to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. This volatility means that the value of your investment in the Funds may increase or decrease. In recent years, certain stock markets have experienced substantial price volatility.

To the extent that a Fund invests in fixed-income securities, that Fund will also be subject to the risks associated with its fixed-income securities. These risks include interest rate risk, credit risk and call/extension risk. In general, interest rate risk involves the risk that when interest rates decline, the market value of fixed-income securities tends to increase (although many mortgage-related securities will have less potential than other debt securities for capital appreciation during periods of declining rates). Conversely, when interest rates increase, the market value of fixed-income securities tends to decline. Credit risk involves the risk that an issuer or guarantor could default on its obligations, and a Fund will not recover its investment. Call risk and extension risk are normally present in mortgage-backed securities and asset-backed securities. For example, homeowners have the option to prepay their mortgages. Therefore, the duration of a security backed by home mortgages can either shorten (call risk) or lengthen (extension risk). In general, if interest rates on new mortgage loans fall sufficiently below the interest rates on existing outstanding mortgage loans, the rate of prepayment would be expected to increase. Conversely, if mortgage loan interest rates rise above the interest rates on existing outstanding mortgage loans, the rate of prepayment would be expected to decrease. In either case, a change in the prepayment rate can result in losses to

APPENDIX A

investors. The same would be true of asset-backed securities such as securities backed by car loans.

The Investment Adviser will not consider the portfolio turnover rate a limiting factor in making investment decisions for a Fund. A high rate of portfolio turnover (100% or more) involves correspondingly greater expenses which must be borne by a Fund and its shareholders, and is also likely to result in higher short-term capital gains taxable to shareholders. The portfolio turnover rate is calculated by dividing the lesser of the dollar amount of sales or purchases of portfolio securities by the average monthly value of a Fund’s portfolio securities, excluding securities having a maturity at the date of purchase of one year or less. See “Financial Highlights” in Appendix B for a statement of the Funds’ historical portfolio turnover rates.

The following sections provide further information on certain types of securities and investment techniques that may be used by the Funds, including their associated risks. Additional information is provided in the Additional Statement, which is available upon request. Among other things, the Additional Statement describes certain fundamental investment restrictions that cannot be changed without shareholder approval. You should note, however, that all investment objectives and all investment policies not specifically designated as fundamental are non-fundamental, and may be changed without shareholder approval. If there is a change in a Fund’s investment objective, you should consider whether that Fund remains an appropriate investment in light of your then current financial position and needs.

B. Other Portfolio Risks

Risks of Investing in Small Capitalization and Mid-Capitalization Companies. Each Fund may, to the extent consistent with its investment policies, invest in small and mid-capitalization companies. Investments in small and mid-capitalization companies involve greater risk and portfolio price volatility than investments in larger capitalization stocks. Among the reasons for the greater price volatility of these investments are the less certain growth prospects of smaller firms and the lower degree of liquidity in the markets for such securities. Small and mid-capitalization companies may be thinly traded and may have to be sold at a discount from current market prices or in small lots over an extended period of time. In addition, these securities are subject to the risk that during certain periods the liquidity of particular issuers or industries, or all securities in particular investment categories, will shrink or disappear suddenly and without warning as a result of adverse economic or market conditions, or adverse investor perceptions whether or not accurate. Because of the lack of sufficient market liquidity, a Fund may incur losses because it will be required to effect sales at a disadvantageous time and only then at a substantial drop in price. Small and mid-capitalization companies include “unseasoned” issuers that do not have an established financial history; often have limited product lines, markets or financial resources; may depend on or use a few key personnel for management; and may be susceptible to losses and risks of bankruptcy. Small and mid-capitalization companies may be operating at a loss or have significant variations in operating results; may be engaged in a rapidly changing business with products subject to a substantial risk of obsolescence; may require substantial additional capital to support their operations, to finance expansion or to maintain their competitive position; and may have substantial borrowings or may otherwise have a weak financial condition. In addition, these companies may face intense competition, including competition from companies with greater financial resources, more extensive development, manufacturing, marketing, and other capabilities, and a larger number of qualified managerial and technical personnel. Transaction costs for these investments are often higher than those of larger capitalization companies. Investments in small and mid-capitalization companies may be more difficult to price precisely than other types of securities because of their characteristics and lower trading volumes.

Risks of Foreign Investments. The Funds may make foreign investments. Foreign investments involve special risks that are not typically associated with U.S. dollar denominated or quoted securities of U.S. issuers. Foreign investments may be affected by changes in currency rates, changes in foreign or U.S. laws or restrictions applicable to such investments and changes in exchange control regulations (e.g., currency blockage). A decline in the exchange rate of the currency (i.e., weakening of the currency against the U.S. dollar) in which a portfolio security is quoted or denominated relative to the U.S. dollar would reduce the value of the portfolio security. In addition, if the currency in which a Fund receives dividends, interest or other payments declines in value against the U.S. dollar before such income is distributed as dividends to shareholders or converted to U.S. dollars, the Fund may have to sell portfolio securities to obtain sufficient cash to pay such dividends.

Brokerage commissions, custodial services and other costs relating to investment in international securities markets generally are more expensive than in the United States. In addition, clearance and settlement procedures may be different in foreign countries and, in certain markets, such procedures have been unable to keep pace with the volume of securities transactions, thus making it difficult to conduct such transactions.

Foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to U.S. issuers. There may be less publicly available information about a foreign issuer than about a U.S.

APPENDIX A

issuer. In addition, there is generally less government regulation of foreign markets, companies and securities dealers than in the United States, and the legal remedies for investors may be more limited than the remedies available in the United States. Foreign securities markets may have substantially less volume than U.S. securities markets and securities of many foreign issuers are less liquid and more volatile than securities of comparable domestic issuers. Furthermore, with respect to certain foreign countries, there is a possibility of nationalization, expropriation or confiscatory taxation, imposition of withholding or other taxes on dividend or interest payments (or, in some cases, capital gains distributions), limitations on the removal of funds or other assets from such countries, and risks of political or social instability or diplomatic developments which could adversely affect investments in those countries.

Concentration of a Fund’s assets in one or a few countries and currencies will subject a Fund to greater risks than if a Fund’s assets were not geographically concentrated.

Investment in sovereign debt obligations by a Fund involves risks not present in debt obligations of corporate issuers. The issuer of the debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or interest when due in accordance with the terms of such debt, and a Fund may have limited recourse to compel payment in the event of a default. Periods of economic uncertainty may result in the volatility of market prices of sovereign debt, and in turn a Fund’s NAV, to a greater extent than the volatility inherent in debt obligations of U.S. issuers.

A sovereign debtor’s willingness or ability to repay principal and pay interest in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign currency reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the sovereign debtor’s policy toward international lenders, and the political constraints to which a sovereign debtor may be subject.

Investments in foreign securities may take the form of sponsored and unsponsored American Depositary Receipts (“ADRs”) and Global Depositary Receipts (“GDRs”). Certain Funds may also invest in European Depositary Receipts (“EDRs”) or other similar instruments representing securities of foreign issuers. ADRs, GDRs and EDRs represent the right to receive securities of foreign issuers deposited in a bank or other depository. ADRs and certain GDRs are traded in the United States. GDRs may be traded in either the United States or in foreign markets. EDRs are traded primarily outside the United States. Prices of ADRs are quoted in U.S. dollars. EDRs and GDRs are not necessarily quoted in the same currency as the underlying security.

Risks of Euro. On January 1, 1999, the European Economic and Monetary Union (EMU) introduced a new single currency called the euro. The euro has replaced the national currencies of the following member countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. In addition, ten new countries, Cyprus, Czech Republic, Estonia, Hungary, Latvia, Lithuania, Malta, Poland, Slovakia and Slovenia, are preparing for entry into the EMU in 2004.

The European Central Bank has control over each country’s monetary policies. Therefore, the member countries no longer control their own monetary policies by directing independent interest rates for their currencies. The national governments of the participating countries, however, have retained the authority to set tax and spending policies and public debt levels.

The change to the euro as a single currency is relatively new and untested. The elimination of currency risk among EMU countries has affected the economic environment and behavior of investors, particularly in European markets, but the long-term impact of those changes on currency values or on the business or financial condition of European countries and issuers cannot be fully assessed at this time. In addition, the introduction of the euro presents other unique uncertainties, including the fluctuation of the euro relative to non-euro currencies; whether the interest rate, tax and labor regimes of European countries participating in the euro will converge over time; and whether the conversion of the currencies of other countries that now are or may in the future become members of the European Union (“EU”) will have an impact on the euro. Also, it is possible that the euro could be abandoned in the future by countries that have already adopted its use. These or other events, including political and economic developments, could cause market disruptions, and could adversely affect the value of securities held by the Funds. Because of the number of countries using this single currency, a significant portion of the assets held by the Funds may be denominated in the euro.

Risks of Emerging Countries. Certain Funds may invest in securities of issuers located in emerging countries. The risks of foreign investment are heightened when the issuer is located in an emerging country. Emerging countries are generally located in the Asia and Pacific regions, Eastern Europe, Latin and South America and Africa. A Fund’s purchase and sale of portfolio securities in certain emerging countries may be constrained by limitations relating to daily changes in the prices of listed securities, periodic trading or settlement volume and/or limitations on aggregate holdings of foreign investors. Such limitations may be computed based on the aggregate trading volume by or holdings of a Fund, the Investment Adviser, its affiliates and their respective clients and other service providers. A Fund may

APPENDIX A

not be able to sell securities in circumstances where price, trading or settlement volume limitations have been reached.

Foreign investment in the securities markets of certain emerging countries is restricted or controlled to varying degrees which may limit investment in such countries or increase the administrative costs of such investments. For example, certain Asian countries require governmental approval prior to investments by foreign persons or limit investment by foreign persons to only a specified percentage of an issuer’s outstanding securities or a specific class of securities which may have less advantageous terms (including price) than securities of the issuer available for purchase by nationals. In addition, certain countries may restrict or prohibit investment opportunities in issuers or industries deemed important to national interests. Such restrictions may affect the market price, liquidity and rights of securities that may be purchased by a Fund. The repatriation of both investment income and capital from certain emerging countries is subject to restrictions such as the need for governmental consents. In situations where a country restricts direct investment in securities (which may occur in certain Asian and other countries), a Fund may invest in such countries through other investment funds in such countries.

Many emerging countries have experienced currency devaluations and substantial (and, in some cases, extremely high) rates of inflation. Other emerging countries have experienced economic recessions. These circumstances have had a negative effect on the economies and securities markets of such emerging countries. Economies in emerging countries generally are dependent heavily upon commodity prices and international trade and, accordingly, have been and may continue to be affected adversely by the economies of their trading partners, trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade.

Many emerging countries are subject to a substantial degree of economic, political and social instability. Governments of some emerging countries are authoritarian in nature or have been installed or removed as a result of military coups, while governments in other emerging countries have periodically used force to suppress civil dissent. Disparities of wealth, the pace and success of democratization, and ethnic, religious and racial disaffection, among other factors, have also led to social unrest, violence and/or labor unrest in some emerging countries. Unanticipated political or social developments may result in sudden and significant investment losses. Investing in emerging countries involves greater risk of loss due to expropriation, nationalization, confiscation of assets and property or the imposition of restrictions on foreign investments and on repatriation of capital invested. As an example, in the past some Eastern European governments have expropriated substantial amounts of private property, and many claims of the property owners have never been fully settled. There is no assurance that similar expropriations will not recur in Eastern European or other countries.

A Fund’s investment in emerging countries may also be subject to withholding or other taxes, which may be significant and may reduce the return from an investment in such countries to the Fund.

Settlement procedures in emerging countries are frequently less developed and reliable than those in the United States and may involve a Fund’s delivery of securities before receipt of payment for their sale. In addition, significant delays may occur in certain markets in registering the transfer of securities. Settlement or registration problems may make it more difficult for a Fund to value its portfolio securities and could cause the Fund to miss attractive investment opportunities, to have a portion of its assets uninvested or to incur losses due to the failure of a counterparty to pay for securities the Fund has delivered or the Fund’s inability to complete its contractual obligations because of theft or other reasons.

The creditworthiness of the local securities firms used by a Fund in emerging countries may not be as sound as the creditworthiness of firms used in more developed countries. As a result, the Fund may be subject to a greater risk of loss if a securities firm defaults in the performance of its responsibilities.

The small size and inexperience of the securities markets in certain emerging countries and the limited volume of trading in securities in those countries may make a Fund’s investments in such countries less liquid and more volatile than investments in countries with more developed securities markets (such as the United States, Japan and most Western European countries). A Fund’s investments in emerging countries are subject to the risk that the liquidity of a particular investment, or investments generally, in such countries will shrink or disappear suddenly and without warning as a result of adverse economic, market or political conditions or adverse investor perceptions, whether or not accurate. Because of the lack of sufficient market liquidity, a Fund may incur losses because it will be required to effect sales at a disadvantageous time and only then at a substantial drop in price. Investments in emerging countries may be more difficult to price precisely because of the characteristics discussed above and lower trading volumes.

A Fund’s use of foreign currency management techniques in emerging countries may be limited. Due to the limited market for these instruments in emerging countries, the Investment Adviser does not currently anticipate that a significant portion of the Funds’ currency exposure in emerging countries, if any, will be covered by such instruments.

APPENDIX A

Risks of Derivative Investments. A Fund’s transactions, if any, in options, futures, options on futures, swaps, interest rate caps, floors and collars, structured securities and foreign currency transactions involve additional risk of loss. Loss can result from a lack of correlation between changes in the value of derivative instruments and the portfolio assets (if any) being hedged, the potential illiquidity of the markets for derivative instruments, or the risks arising from margin requirements and related leverage factors associated with such transactions. The use of these management techniques also involves the risk of loss if the Investment Adviser is incorrect in its expectation of fluctuations in securities prices, interest rates or currency prices. Each Fund may also invest in derivative investments for non-hedging purposes (that is, to seek to increase total return). Investing for non-hedging purposes is considered a speculative practice and presents even greater risk of loss.

Risks of Illiquid Securities. Each Fund may invest up to 15% of its net assets in illiquid securities which cannot be disposed of in seven days in the ordinary course of business at fair value. Illiquid securities include:

■	Both domestic and foreign securities that are not readily marketable
■	Certain stripped mortgage-backed securities
■	Repurchase agreements and time deposits with a notice or demand period of more than seven days
■	Certain over-the-counter options
■	Certain structured securities and all swap transactions
■	Certain restricted securities, unless it is determined, based upon a review of the trading markets for a specific restricted security, that such restricted security is liquid because it is so-called “4(2) commercial paper” or is otherwise eligible for resale pursuant to Rule 144A under the Securities Act of 1933 (“144A Securities”).

Investing in 144A Securities may decrease the liquidity of a Fund’s portfolio to the extent that qualified institutional buyers become for a time uninterested in purchasing these restricted securities. The purchase price and subsequent valuation of restricted and illiquid securities normally reflect a discount, which may be significant, from the market price of comparable securities for which a liquid market exists.

Credit/Default Risks. Debt securities purchased by the Funds may include securities (including zero coupon bonds) issued by the U.S. government (and its agencies, instrumentalities and sponsored enterprises), foreign governments, domestic and foreign corporations, banks and other issuers. Some of these fixed-income securities are described in the next section below. Further information is provided in the Additional Statement.

Debt securities rated BBB or higher by Standard & Poor’s Rating Group (“Standard & Poor’s”), Baa or higher by Moody’s Investors Service, Inc. (“Moody’s”) or having a comparable rating by another NRSRO are considered “investment grade.” Securities rated BBB or Baa are considered medium-grade obligations with speculative characteristics, and adverse economic conditions or changing circumstances may weaken their issuers’ capacity to pay interest and repay principal. A security will be deemed to have met a rating requirement if it receives the minimum required rating from at least one such rating organization even though it has been rated below the minimum rating by one or more other rating organizations, or if unrated by such rating organizations, the security is determined by the Investment Adviser to be of comparable credit quality. If a security satisfies a Fund’s minimum rating requirement at the time of purchase and is subsequently downgraded below that rating, the Fund will not be required to dispose of the security. If a downgrade occurs, the Investment Adviser will consider what action, including the sale of the security, is in the best interest of a Fund and its shareholders.

Certain Funds may invest in fixed-income securities rated BB or Ba or below (or comparable unrated securities) which are commonly referred to as “junk bonds.” Junk bonds are considered predominantly speculative and may be questionable as to principal and interest payments.

In some cases, junk bonds may be highly speculative, have poor prospects for reaching investment grade standing and be in default. As a result, investment in such bonds will present greater speculative risks than those associated with investment in investment grade bonds. Also, to the extent that the rating assigned to a security in a Fund’s portfolio is downgraded by a rating organization, the market price and liquidity of such security may be adversely affected.

Risks of Initial Public Offerings. The Funds may invest in IPOs. An IPO is a company’s first offering of stock to the public. IPO risk is the risk that the market value of IPO shares will fluctuate considerably due to factors such as the absence of a prior public market, unseasoned trading, the small number of shares available for trading and limited information about the issuer. The purchase of IPO shares may involve high transaction costs. IPO shares are subject to market risk and liquidity risk. When a Fund’s asset base is small, a significant portion of the Fund’s performance could be attributable to investments in IPOs, because such investments would have a magnified impact on the Fund. As the Fund’s assets grow, the effect of the Fund’s investments in IPOs on the Fund’s performance probably will decline, which could reduce the Fund’s performance. Because of the price volatility of IPO shares, a Fund may choose to hold IPO shares for a very short period of time. This may increase the turnover of the Fund’s portfolio and

APPENDIX A

may lead to increased expenses to the Fund, such as commissions and transaction costs. By selling IPO shares, the Fund may realize taxable gains it will subsequently distribute to shareholders. In addition, the market for IPO shares can be speculative and/or inactive for extended periods of time. There is no assurance that a Fund will be able to obtain allocable portions of IPO shares. The limited number of shares available for trading in some IPOs may make it more difficult for a Fund to buy or sell significant amounts of shares without an unfavorable impact on prevailing prices. Investors in IPO shares can be affected by substantial dilution in the value of their shares, by sales of additional shares and by concentration of control in existing management and principal shareholders.

Temporary Investment Risks. Each Fund may, for temporary defensive purposes, invest a certain percentage of its total assets in:

■	U.S. government securities
■	Commercial paper rated at least A-2 by Standard & Poor’s, P-2 by Moody’s or having a comparable rating by another NRSRO
■	Certificates of deposit
■	Bankers’ acceptances
■	Repurchase agreements
■	Non-convertible preferred stocks and non-convertible corporate bonds with a remaining maturity of less than one year

When a Fund’s assets are invested in such instruments, the Fund may not be achieving its investment objective.

C. Portfolio Securities and Techniques

This section provides further information on certain types of securities and investment techniques that may be used by the Funds, including their associated risks.

The Funds may purchase other types of securities or instruments similar to those described in this section if otherwise consistent with the Fund’s investment objectives and policies. Further information is provided in the Additional Statement, which is available upon request.

Convertible Securities. Each Fund may invest in convertible securities. Convertible securities are preferred stock or debt obligations that are convertible into common stock. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. Convertible securities in which a Fund invests are subject to the same rating criteria as its other investments in fixed-income securities. Convertible securities have both equity and fixed-income risk characteristics. Like all fixed-income securities, the value of convertible securities is susceptible to the risk of market losses attributable to changes in interest rates. Generally, the market value of convertible securities tends to decline as interest rates increase and, conversely, to increase as interest rates decline. However, when the market price of the common stock underlying a convertible security exceeds the conversion price of the convertible security, the convertible security tends to reflect the market price of the underlying common stock. As the market price of the underlying common stock declines, the convertible security, like a fixed-income security, tends to trade increasingly on a yield basis, and thus may not decline in price to the same extent as the underlying common stock.

Foreign Currency Transactions. A Fund may, to the extent consistent with its investment policies, purchase or sell foreign currencies on a cash basis or through forward contracts. A forward contract involves an obligation to purchase or sell a specific currency at a future date at a price set at the time of the contract. A Fund may engage in foreign currency transactions for hedging purposes and to seek to protect against anticipated changes in future foreign currency exchange rates. In addition, certain Funds may enter into foreign currency transactions to seek a closer correlation between the Fund’s overall currency exposures and the currency exposures of the Fund’s performance benchmark. Certain Funds may also enter into such transactions to seek to increase total return, which is considered a speculative practice.

Some Funds may also engage in cross-hedging by using forward contracts in a currency different from that in which the hedged security is denominated or quoted. A Fund may hold foreign currency received in connection with investments in foreign securities when, in the judgment of the Investment Adviser, it would be beneficial to convert such currency into U.S. dollars at a later date (e.g., the Investment Adviser may anticipate the foreign currency to appreciate against the U.S. dollar).

Currency exchange rates may fluctuate significantly over short periods of time, causing, along with other factors, a Fund’s NAV to fluctuate (when the Fund’s NAV fluctuates, the value of your shares may go up or down). Currency exchange rates also can be affected unpredictably by the intervention of U.S. or foreign governments or central banks, or the failure to intervene, or by currency controls or political developments in the United States or abroad.

The market in forward foreign currency exchange contracts, currency swaps and other privately negotiated currency instruments offers less protection against defaults by the other party to such instruments than is available for currency instruments traded on an exchange. Such contracts are subject to the risk that the counterparty to the contract will default on its obligations. Since these contracts are not guaranteed by an exchange or clearinghouse, a default on a contract would

APPENDIX A

deprive a Fund of unrealized profits, transaction costs or the benefits of a currency hedge or could force the Fund to cover its purchase or sale commitments, if any, at the current market price.

Structured Securities. Each Fund may invest in structured securities. Structured securities are securities whose value is determined by reference to changes in the value of specific currencies, interest rates, commodities, indices or other financial indicators (the “Reference”) or the relative change in two or more References.

The interest rate or the principal amount payable upon maturity or redemption may be increased or decreased depending upon changes in the applicable Reference. Structured securities may be positively or negatively indexed, so that appreciation of the Reference may produce an increase or decrease in the interest rate or value of the security at maturity. In addition, changes in the interest rates or the value of the security at maturity may be a multiple of changes in the value of the Reference. Consequently, structured securities may present a greater degree of market risk than many types of securities and may be more volatile, less liquid and more difficult to price accurately than less complex securities.

REITs. Each Fund may invest in REITs. REITs are pooled investment vehicles that invest primarily in either real estate or real estate related loans. The value of a REIT is affected by changes in the value of the properties owned by the REIT or securing mortgage loans held by the REIT. REITs are dependent upon the ability of the REITs’ managers, and are subject to heavy cash flow dependency, default by borrowers and the qualification of the REITs under applicable regulatory requirements for favorable income tax treatment. REITs are also subject to risks generally associated with investments in real estate including possible declines in the value of real estate, general and local economic conditions, environmental problems and changes in interest rates. To the extent that assets underlying a REIT are concentrated geographically, by property type or in certain other respects, these risks may be heightened. A Fund will indirectly bear its proportionate share of any expenses, including management fees, paid by a REIT in which it invests.

Options on Securities, Securities Indices and Foreign Currencies. A put option gives the purchaser of the option the right to sell, and the writer (seller) of the option the obligation to buy, the underlying instrument during the option period. A call option gives the purchaser of the option the right to buy, and the writer (seller) of the option the obligation to sell, the underlying instrument during the option period. Each Fund may write (sell) covered call and put options and purchase put and call options on any securities in which the Fund may invest or on any securities index consisting of securities in which it may invest. A Fund may also, to the extent consistent with its investment policies, purchase and sell (write) put and call options on foreign currencies.

The writing and purchase of options is a highly specialized activity which involves special investment risks. Options may be used for either hedging or cross-hedging purposes, or to seek to increase total return (which is considered a speculative activity). The successful use of options depends in part on the ability of the Investment Adviser to manage future price fluctuations and the degree of correlation between the options and securities (or currency) markets. If the Investment Adviser is incorrect in its expectation of changes in market prices or determination of the correlation between the instruments or indices on which options are written and purchased and the instruments in a Fund’s investment portfolio, the Fund may incur losses that it would not otherwise incur. The use of options can also increase a Fund’s transaction costs. Options written or purchased by the Funds may be traded on either U.S. or foreign exchanges or over-the-counter. Foreign and over-the-counter options will present greater possibility of loss because of their greater illiquidity and credit risks.

Futures Contracts and Options on Futures Contracts. Futures contracts are standardized, exchange-traded contracts that provide for the sale or purchase of a specified financial instrument or currency at a future time at a specified price. An option on a futures contract gives the purchaser the right (and the writer of the option the obligation) to assume a position in a futures contract at a specified exercise price within a specified period of time. A futures contract may be based on particular securities, foreign currencies, securities indices and other financial instruments and indices. The Funds may engage in futures transactions on both U.S. and foreign exchanges.

Each Fund may purchase and sell futures contracts, and purchase and write call and put options on futures contracts, in order to seek to increase total return or to hedge against changes in interest rates, securities prices or, to the extent a Fund invests in foreign securities, currency exchange rates, or to otherwise manage its term structure, sector selection and duration in accordance with its investment objective and policies. Each Fund may also enter into closing purchase and sale transactions with respect to such contracts and options. The Trust, on behalf of each Fund, has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act, and therefore, is not subject to registration or regulation as a pool operator under that Act with respect to the Funds.

Futures contracts and related options present the following risks:

■	While a Fund may benefit from the use of futures and options on futures, unanticipated changes in interest rates, securities prices or currency exchange rates may result in poorer overall performance than if the Fund had not entered into any futures contracts or options transactions.

APPENDIX A

■	Because perfect correlation between a futures position and a portfolio position that is intended to be protected is impossible to achieve, the desired protection may not be obtained and a Fund may be exposed to additional risk of loss.
■	The loss incurred by a Fund in entering into futures contracts and in writing call options on futures is potentially unlimited and may exceed the amount of the premium received.
■	Futures markets are highly volatile and the use of futures may increase the volatility of a Fund’s NAV.
■	As a result of the low margin deposits normally required in futures trading, a relatively small price movement in a futures contract may result in substantial losses to a Fund.
■	Futures contracts and options on futures may be illiquid, and exchanges may limit fluctuations in futures contract prices during a single day.
■	Foreign exchanges may not provide the same protection as U.S. exchanges.

Equity Swaps. Each Fund may invest in equity swaps. Equity swaps allow the parties to a swap agreement to exchange the dividend income or other components of return on an equity investment (for example, a group of equity securities or an index) for a component of return on another non-equity or equity investment.

An equity swap may be used by a Fund to invest in a market without owning or taking physical custody of securities in circumstances in which direct investment may be restricted for legal reasons or is otherwise deemed impractical or disadvantageous. Equity swaps are derivatives and their value can be very volatile. To the extent that the Investment Adviser does not accurately analyze and predict the potential relative fluctuation of the components swapped with another party, a Fund may suffer a loss, which may be substantial. The value of some components of an equity swap (such as the dividends on a common stock) may also be sensitive to changes in interest rates. Furthermore, a Fund may suffer a loss if the counterparty defaults. Because equity swaps are normally illiquid, a Fund may be unable to terminate its obligations when desired.

When-Issued Securities and Forward Commitments. Each Fund may purchase when-issued securities and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. When-issued securities are securities that have been authorized, but not yet issued. When-issued securities are purchased in order to secure what is considered to be an advantageous price or yield to the Fund at the time of entering into the transaction. A forward commitment involves the entering into a contract to purchase or sell securities for a fixed price at a future date beyond the customary settlement period.

The purchase of securities on a when-issued or forward commitment basis involves a risk of loss if the value of the security to be purchased declines before the settlement date. Conversely, the sale of securities on a forward commitment basis involves the risk that the value of the securities sold may increase before the settlement date. Although a Fund will generally purchase securities on a when-issued or forward commitment basis with the intention of acquiring the securities for its portfolio, a Fund may dispose of when-issued securities or forward commitments prior to settlement if the Investment Adviser deems it appropriate.

Repurchase Agreements. Repurchase agreements involve the purchase of securities subject to the seller’s agreement to repurchase them at a mutually agreed upon date and price. Each Fund may enter into repurchase agreements with securities dealers and banks which furnish collateral at least equal in value or market price to the amount of their repurchase obligation.

If the other party or “seller” defaults, a Fund might suffer a loss to the extent that the proceeds from the sale of the underlying securities and other collateral held by the Fund are less than the repurchase price and the Fund’s costs associated with delay and enforcement of the repurchase agreement. In addition, in the event of bankruptcy of the seller, a Fund could suffer additional losses if a court determines that the Fund’s interest in the collateral is not enforceable.

Certain Funds, together with other registered investment companies having advisory agreements with the Investment Adviser or any of its affiliates, may transfer uninvested cash balances into a single joint account, the daily aggregate balance of which will be invested in one or more repurchase agreements.

Lending of Portfolio Securities. Each Fund may engage in securities lending. Securities lending involves the lending of securities owned by a Fund to financial institutions such as certain broker-dealers including, as permitted by the SEC, Goldman Sachs. The borrowers are required to secure their loans continuously with cash, cash equivalents, U.S. government securities or letters of credit in an amount at least equal to the market value of the securities loaned. Cash collateral may be invested by a Fund in short-term investments, including unregistered investment pools managed by the Investment Adviser or its affiliates and from which the Investment Adviser or its affiliates may receive fees. To the extent that cash collateral is so invested, such collateral will be subject to market depreciation or appreciation, and a Fund will be responsible for any loss that might result from its investment of the borrowers’ collateral. If the Investment Adviser determines to make securities loans, the value of the securities loaned may not exceed 33 1/3% of the value of the total assets of a Fund (including the loan collateral). Loan collateral (including any investment of the collateral) is not subject to the percentage limitations described elsewhere in this Prospectus regarding investments in fixed-income securities and cash equivalents.

APPENDIX A

A Fund may lend its securities to increase its income. A Fund may, however, experience delay in the recovery of its securities or incur a loss if the institution with which it has engaged in a portfolio loan transaction breaches its agreement with the Fund or becomes insolvent.

Short Sales Against-the-Box. Certain Funds may make short sales against-the-box. A short sale against-the-box means that at all times when a short position is open the Fund will own an equal amount of securities sold short, or securities convertible into or exchangeable for, without payment of any further consideration, an equal amount of the securities of the same issuer as the securities sold short.

Preferred Stock, Warrants and Rights. Each Fund may invest in preferred stock, warrants and rights. Preferred stocks are securities that represent an ownership interest providing the holder with claims on the issuer’s earnings and assets before common stock owners but after bond owners. Unlike debt securities, the obligations of an issuer of preferred stock, including dividend and other payment obligations, may not typically be accelerated by the holders of such preferred stock on the occurrence of an event of default or other non-compliance by the issuer of the preferred stock.

Warrants and other rights are options to buy a stated number of shares of common stock at a specified price at any time during the life of the warrant or right. The holders of warrants and rights have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.

Other Investment Companies. Each Fund may invest in securities of other investment companies (including exchange-traded funds such as SPDRs and iSharesSM, as defined below) subject to statutory limitations prescribed by the Investment Company Act of 1940. These limitations include a prohibition on any Fund acquiring more than 3% of the voting shares of any other investment company, and a prohibition on investing more than 5% of a Fund’s total assets in securities of any one investment company or more than 10% of its total assets in securities of all investment companies. A Fund will indirectly bear its proportionate share of any management fees and other expenses paid by such other investment companies. Although the Funds do not expect to do so in the foreseeable future, each Fund is authorized to invest substantially all of its assets in a single open-end investment company or series thereof that has substantially the same investment objective, policies and fundamental restrictions as the Fund. Pursuant to an exemptive order obtained from the SEC, other investment companies in which a Fund may invest include money market funds which the Investment Adviser or any of its affiliates serves as investment adviser, administrator or distributor.

Exchange-traded funds such as SPDRs and iSharesSM are shares of unaffiliated investment companies which are traded like traditional equity securities on a national securities exchange or the NASDAQ® National Market System.

■	Standard & Poor’s Depositary Receipts™. The Funds may, consistent with their investment policies, purchase Standard & Poor’s Depositary Receipts™ (“SPDRs”). SPDRs are securities traded on the American Stock Exchange (“AMEX”) that represent ownership in the SPDR Trust, a trust which has been established to accumulate and hold a portfolio of common stocks that is intended to track the price performance and dividend yield of the S&P 500®. The SPDR Trust is sponsored by a subsidiary of the AMEX. SPDRs may be used for several reasons, including, but not limited to, facilitating the handling of cash flows or trading, or reducing transaction costs. The price movement of SPDRs may not perfectly parallel the price action of the S&P 500®.

■	iSharesSM. iShares are shares of an investment company that invests substantially all of its assets in securities included in specified indices, including the MSCI indices for various countries and regions. iShares are listed on the AMEX and were initially offered to the public in 1996. The market prices of iShares are expected to fluctuate in accordance with both changes in the NAVs of their underlying indices and supply and demand of iShares on the AMEX. However, iShares have a limited operating history and information is lacking regarding the actual performance and trading liquidity of iShares for extended periods or over complete market cycles. In addition, there is no assurance that the requirements of the AMEX necessary to maintain the listing of iShares will continue to be met or will remain unchanged. In the event substantial market or other disruptions affecting iShares occur in the future, the liquidity and value of a Fund’s shares could also be substantially and adversely affected. If such disruptions were to occur, a Fund could be required to reconsider the use of iShares as part of its investment strategy.

Unseasoned Companies. Each Fund may invest in companies which (together with their predecessors) have operated less than three years. The securities of such companies may have limited liquidity, which can result in their being priced higher or lower than might otherwise be the case. In addition, investments in unseasoned companies are more speculative and entail greater risk than do investments in companies with an established operating record.

Corporate Debt Obligations. Corporate debt obligations include bonds, notes, debentures, commercial paper and other obligations of corporations to pay interest and repay principal. Each Fund may invest in corporate debt obligations issued by U.S. and certain non-U.S. issuers which issue securities denominated in the U.S. dollar (including Yankee and Euro obligations). In addition to obligations of

APPENDIX A

corporations, corporate debt obligations include securities issued by banks and other financial institutions and supranational entities (i.e., the World Bank, the International Monetary Fund, etc.).

Bank Obligations. Each Fund may invest in obligations issued or guaranteed by U.S. or foreign banks. Bank obligations, including without limitation, time deposits, bankers’ acceptances and certificates of deposit, may be general obligations of the parent bank or may be limited to the issuing branch by the terms of the specific obligations or by government regulations. Banks are subject to extensive but different governmental regulations which may limit both the amount and types of loans which may be made and interest rates which may be charged. In addition, the profitability of the banking industry is largely dependent upon the availability and cost of funds for the purpose of financing lending operations under prevailing money market conditions. General economic conditions as well as exposure to credit losses arising from possible financial difficulties of borrowers play an important part in the operation of this industry.

U.S. Government Securities. Each Fund may invest in U.S. Government Securities. U.S. Government Securities include U.S. Treasury obligations and obligations issued or guaranteed by U.S. government agencies, instrumentalities or sponsored enterprises. U.S. Government Securities may be supported by (a) the full faith and credit of the U.S. Treasury; (b) the right of the issuer to borrow from the U.S. Treasury; (c) the discretionary authority of the U.S. government to purchase certain obligations of the issuer; or (d) only the credit of the issuer. U.S. Government Securities also include Treasury receipts, zero coupon bonds and other stripped U.S. Government Securities, where the interest and principal components of stripped U.S. Government Securities are traded independently.

Custodial Receipts and Trust Certificates. Each Fund may invest in custodial receipts and trust certificates representing interests in securities held by a custodian or trustee. The securities so held may include U.S. Government Securities or other types of securities in which a Fund may invest. The custodial receipts or trust certificates may evidence ownership of future interest payments, principal payments or both on the underlying securities, or, in some cases, the payment obligation of a third party that has entered into an interest rate swap or other arrangement with the custodian or trustee. For certain securities laws purposes, custodial receipts and trust certificates may not be considered obligations of the U.S. government or other issuer of the securities held by the custodian or trustee. If for tax purposes a Fund is not considered to be the owner of the underlying securities held in the custodial or trust account, the Fund may suffer adverse tax consequences. As a holder of custodial receipts and trust certificates, a Fund will bear its proportionate share of the fees and expenses charged to the custodial account or trust. Each Fund may also invest in separately issued interests in custodial receipts and trust certificates.

Mortgage-Backed Securities. Certain Funds may invest in mortgage-backed securities. Mortgage-backed securities represent direct or indirect participations in, or are collateralized by and payable from, mortgage loans secured by real property. Mortgage-backed securities can be backed by either fixed rate mortgage loans or adjustable rate mortgage loans, and may be issued by either a governmental or non-governmental entity. Privately issued mortgage-backed securities are normally structured with one or more types of “credit enhancement.” However, these mortgage-backed securities typically do not have the same credit standing as U.S. government guaranteed mortgage-backed securities.

Mortgage-backed securities may include multiple class securities, including collateralized mortgage obligations (“CMOs”) and Real Estate Mortgage Investment Conduit (“REMIC”) pass-through or participation certificates. A REMIC is a CMO that qualifies for special tax treatment and invests in certain mortgages principally secured by interests in real property and other permitted investments. CMOs provide an investor with a specified interest in the cash flow from a pool of underlying mortgages or of other mortgage-backed securities. CMOs are issued in multiple classes each with a specified fixed or floating interest rate and a final scheduled distribution rate. In many cases, payments of principal are applied to the CMO classes in the order of their respective stated maturities, so that no principal payments will be made on a CMO class until all other classes having an earlier stated maturity date are paid in full.

Sometimes, however, CMO classes are “parallel pay,” i.e., payments of principal are made to two or more classes concurrently. In some cases, CMOs may have the characteristics of a stripped mortgage-backed security whose price can be highly volatile. CMOs may exhibit more or less price volatility and interest rate risk than other types of mortgage-related obligations, and under certain interest rate and payment scenarios, a Fund may fail to recoup fully its investment in certain of these securities regardless of their credit quality.

Mortgaged-backed securities also include stripped mortgage-backed securities (“SMBS”), which are derivative multiple class mortgage-backed securities. SMBS are usually structured with two different classes: one that receives substantially all of the interest payments and the other that receives substantially all of the principal payments from a pool of mortgage loans. The market value of SMBS consisting entirely of principal payments generally is unusually volatile in response to changes in interest rates. The yields on SMBS that receive all or most of the interest from mortgage loans are generally higher than prevailing market yields on other

APPENDIX A

mortgage-backed securities because their cash flow patterns are more volatile and there is a greater risk that the initial investment will not be fully recouped.

Asset-Backed Securities. Certain Funds may invest in asset-backed securities. Asset-backed securities are securities whose principal and interest payments are collateralized by pools of assets such as auto loans, credit card receivables, leases, installment contracts and personal property. Asset-backed securities are often subject to more rapid repayment than their stated maturity date would indicate as a result of the pass-through of prepayments of principal on the underlying loans. During periods of declining interest rates, prepayment of loans underlying asset-backed securities can be expected to accelerate. Accordingly, a Fund’s ability to maintain positions in such securities will be affected by reductions in the principal amount of such securities resulting from prepayments, and its ability to reinvest the returns of principal at comparable yields is subject to generally prevailing interest rates at that time. Asset-backed securities present credit risks that are not presented by mortgage-backed securities. This is because asset-backed securities generally do not have the benefit of a security interest in collateral that is comparable to mortgage assets. If the issuer of an asset-backed security defaults on its payment obligations, there is the possibility that, in some cases, the Fund will be unable to possess and sell the underlying collateral and that the Fund’s recoveries on repossessed collateral may not be available to support payments on the securities. In the event of a default, a Fund may suffer a loss if it cannot sell collateral quickly and receive the amount it is owed.

Borrowings. Each Fund can borrow money from banks and other financial institutions in amounts not exceeding one-third of its total assets for temporary or emergency purposes. A Fund may not make additional investments if borrowings exceed 5% of its total assets.

Appendix B Financial Highlights

The financial highlights tables are intended to help you understand a Fund’s financial performance for the past five years (or less if the Fund has not been in operation for five years). Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in a Fund (assuming reinvestment of all dividends and distributions). The information for the periods ended August 31, 2000 and thereafter has been audited by PricewaterhouseCoopers LLP, whose report, along with a Fund’s financial statements, is included in the Funds’ annual reports (available upon request). The information for all periods prior to the period ended August 31, 2000, has been audited by the Funds’ previous independent auditors, who have ceased operations.

CORE INTERNATIONAL EQUITY FUND

	CORE International Equity Fund—Institutional Shares

					For the
					Seven-month	For the
	Years Ended August 31,				Period Ended	Year Ended
					August 31,	January 31,
	2003	2002	2001	2000	1999	1999

Net asset value, beginning of period	$7.49	$8.50	$11.48	$11.00	$10.06	$9.24

Income (loss) from investment operations

Net investment income	0.12 [c]	0.08 [c]	0.07 [c]	0.09 [c]	0.09	0.05

Net realized and unrealized gain (loss)	0.29	(1.07)	(2.39)	0.75	0.85	0.80

Total from investment operations	0.41	(0.99)	(2.32)	0.84	0.94	0.85

Distributions to shareholders

From net investment income	(0.10)	(0.02)	(0.11)	(0.10)	—	(0.03)

From net realized gains	—	—	(0.55)	(0.26)	—	—

Total distributions	(0.10)	(0.02)	(0.66)	(0.36)	—	(0.03)

Net asset value, end of period	$7.80	$7.49	$8.50	$11.48	$11.00	$10.06

Total return[a]	5.64%	(11.68)%	(21.02)%	7.62%	9.34%	9.20%

Net assets, end of period (in 000s)	$158,021	$188,858	$291,596	$308,074	$271,212	$280,731

Ratio of net expenses to average net assets	1.02%	1.02%	1.01%	1.01%	1.01%[b]	1.01%

Ratio of net investment income to average net assets	1.73%	1.02%	0.70%	0.78%	1.43%[b]	0.84%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	1.19%	1.17%	1.12%	1.10%	1.11%[b]	1.32%

Ratio of net investment income to average net assets	1.56%	0.87%	0.59%	0.69%	1.33%[b]	0.53%

Portfolio turnover rate	122%	115%	93%	92%	65%	195%

See page 87 for all footnotes.

APPENDIX B

INTERNATIONAL EQUITY FUND

	International Equity Fund—Institutional Shares

					For the
					Seven Months	For the
	Years Ended August 31,				Ended	Year Ended
					August 31,	January 31,
	2003	2002	2001	2000	1999	1999

Net asset value, beginning of period	$13.32	$16.09	$24.06	$23.49	$22.20	$19.97

Income (loss) from investment operations

Net investment income	0.10 [c]	0.13 [c]	0.11 [c]	0.14 [c]	0.12 [c]	0.03

Net realized and unrealized gain (loss)	0.58	(2.72)	(5.95)	3.46	1.17 [c]	3.31

Total from investment operations	0.68	(2.59)	(5.84)	3.60	1.29	3.34

Distributions to shareholders

From net investment income	(0.30)	(0.18)	—	(0.14)	—	—

In excess of net investment income	—	—	—	(0.32)	—	—

From net realized gains	—	—	(2.13)	(2.57)	—	(1.11)

Total distributions	(0.30)	(0.18)	(2.13)	(3.03)	—	(1.11)

Net asset value, end of period	$13.70	$13.32	$16.09	$24.06	$23.49	$22.20

Total return[a]	5.39%	(16.22)%	(26.03)%	15.45%	5.81%	17.09%

Net assets, end of period (in 000s)	$196,494	$409,736	$292,298	$325,161	$180,564	$111,315

Ratio of net expenses to average net assets	1.15%	1.15%	1.14%	1.14%	1.14%[b]	1.13%

Ratio of net investment income to average net assets	0.82%	0.90%	0.57%	0.54%	0.89%[b]	0.23%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	1.22%	1.21%	1.18%	1.19%	1.19%[b]	1.21%

Ratio of net investment income to average net assets	0.75%	0.84%	0.53%	0.49%	0.84%[b]	0.15%

Portfolio turnover rate	62%	118%	63%	80%	61%	114%

See page 87 for all footnotes.

EUROPEAN EQUITY FUND

	European Equity Fund—Institutional Shares

					For the
					Seven Months	For the
	Years Ended August 31,				Ended	Period Ended
					August 31,	January 31,
	2003	2002	2001	2000	1999	1999[d]

Net asset value, beginning of period	$7.80	$9.46	$14.00	$11.82	$12.23	$10.00

Income (loss) from investment operations

Net investment income (loss)	0.07 [c]	0.07 [c]	0.08 [c]	0.10 [c]	0.18	(0.01)

Net realized and unrealized gain (loss)	0.58	(1.45)	(3.00)	2.79	(0.59)	2.24

Total from investment operations	0.65	(1.38)	(2.92)	2.89	(0.41)	2.23

Distributions to shareholders

From net investment income	(0.09)	—	—	—	—	—

In excess of investment income	—	—	(0.06)	—	—	—

From net realized gains	—	(0.28)	(1.56)	(0.71)	—	—

Total distributions	(0.09)	(0.28)	(1.62)	(0.71)	—	—

Net asset value, end of period	$8.36	$7.80	$9.46	$14.00	$11.82	$12.23

Total return[a]	8.49%	(14.95)%	(22.94)%	24.85%	(3.35)%	22.30%

Net assets, end of period (in 000s)	$2,606	$5,238	$10,713	$14,630	$5,965	$12,740

Ratio of net expenses to average net assets	1.17%	1.16%	1.14%	1.14%	1.14%[b]	1.14%[b]

Ratio of net investment income (loss) to average net assets	0.98%	0.82%	0.71%	0.70%	1.53%[b]	(0.33)%[b]

Ratios assuming no expense reductions

Ratio of expenses to average net assets	2.24%	1.89%	1.52%	1.52%	1.64%[b]	2.15%[b]

Ratio of net investment income (loss) to average net assets	(0.09)%	0.09%	0.33%	0.32%	1.03%[b]	(1.34)%[b]

Portfolio turnover rate	131%	88%	110%	98%	55%	71%

See page 87 for all footnotes.

APPENDIX B

JAPANESE EQUITY FUND

	Japanese Equity Fund—Institutional Shares

					For the
					Seven Months	For the
	Years Ended August 31,				Ended	Period Ended
					August 31,	January 31,
	2003	2002	2001	2000	1999	1999[e]

Net asset value, beginning of period	$7.90	$9.00	$15.96	$16.36	$11.10	$10.00

Income (loss) from investment operations

Net investment loss	(0.02)[c]	(0.04)[c]	(0.08)[c]	(0.09)[c]	(0.03)	(0.02)

Net realized and unrealized gain (loss)	(0.26)	(0.98)	(5.87)	1.67	5.29	1.13

Total from investment operations	(0.28)	(1.02)	(5.95)	1.58	5.26	1.11

Distributions to shareholders

In excess of net investment income	—	—	—	(0.25)	—	(0.01)

From net realized gains	—	(0.08)	(1.01)	(1.73)	—	—

Total distributions	—	(0.08)	(1.01)	(1.98)	—	(0.01)

Net asset value, end of period	$7.62	$7.90	$9.00	$15.96	$16.36	$11.10

Total return[a]	(3.54)%	(11.38)%	(39.16)%	9.14%	47.40%	11.06%

Net assets, end of period (in 000s)	$5,057	$6,480	$2,285	$27,768	$22,709	$11,418

Ratio of net expenses to average net assets	1.19%	1.18%	1.15%	1.09%	1.05%[b]	1.03%[b]

Ratio of net investment (loss) to average net assets	(0.34)%	(0.45)%	(0.64)%	(0.53)%	(0.37)%[b]	(0.36)%[b]

Ratios assuming no expense reductions

Ratio of expenses to average net assets	2.50%	2.54%	1.64%	1.45%	1.97%[b]	3.57%[b]

Ratio of net investment (loss) to average net assets	(1.65)%	(1.81)%	(1.13)%	(0.89)%	(1.29)%[b]	(2.90)%[b]

Portfolio turnover rate	115%	98%	75%	61%	45%	53%

See page 87 for all footnotes.

INTERNATIONAL GROWTH OPPORTUNITIES FUND

	International Growth Opportunities Fund—Institutional Shares

					For the
					Seven-month	For the
	Years Ended August 31,				Period Ended	Period Ended
					August 31,	January 31,
	2003	2002	2001	2000	1999	1999[e]

Net asset value, beginning of period	$8.20	$10.03	$16.37	$13.35	$10.66	$10.00

Income (loss) from investment operations

Net investment income (loss)	0.06 [c]	(0.01)[c]	(0.05)[c]	(0.03)[c]	—	—

Net realized and unrealized gain (loss)	1.29	(1.82)	(5.31)	3.57	2.69	0.67

Total from investment operations	1.35	(1.83)	(5.36)	3.54	2.69	0.67

Distributions to shareholders

In excess of net investment income	—	—	—	—	—	(0.01)

From net realized gains	—	—	(0.98)	(0.52)	—	—

Total distributions	—	—	(0.98)	(0.52)	—	(0.01)

Net asset value, end of period	$9.55	$8.20	$10.03	$16.37	$13.35	$10.66

Total return[a]	16.46%	(18.25)%	(33.90)%	27.12%	25.24%	6.67%

Net assets, end of period (in 000s)	$28,721	$41,175	$82,850	$187,075	$65,772	$36,992

Ratio of net expenses to average net assets	1.26%	1.38%	1.40%	1.40%	1.40%[b]	1.40%[b]

Ratio of net investment income (loss) to average net assets	0.83%	(0.12)%	(0.38)%	(0.19)%	(0.05)%[b]	(0.19)%[b]

Ratios assuming no expense reductions

Ratio of expenses to average net assets	2.01%	1.72%	1.48%	1.57%	1.77%[b]	2.98%[b]

Ratio of net investment income (loss) to average net assets	0.08%	(0.46)%	(0.46)%	(0.36)%	(0.42)%[b]	(1.77)%[b]

Portfolio turnover rate	87%	56%	64%	73%	59%	96%

See page 87 for all footnotes.

APPENDIX B

EMERGING MARKETS EQUITY FUND

	Emerging Markets Equity Fund—Institutional Shares

					For the
					Seven Months	For the
	Years Ended August 31,				Ended	Year Ended
					August 31,	January 31,
	2003	2002	2001	2000	1999	1999

Net asset value, beginning of period	$7.37	$7.38	$11.02	$9.37	$7.09	$9.70

Income (loss) from investment operations

Net investment income	0.08 [c]	0.01 [c]	0.05 [c]	0.01 [c]	0.02	0.06

Net realized and unrealized gain (loss)	2.04	(0.02)	(3.33)	1.64	2.26	(2.36)

Total from investment operations	2.12	(0.01)	(3.28)	1.65	2.28	(2.30)

Distributions to shareholders

From net investment income	—	—	—	—	—	(0.08)

In excess of net investment income	—	—	—	—	—	(0.23)

From net realized gains	—	—	(0.36)	—	—	—

Total distributions	—	—	(0.36)	—	—	(0.31)

Net asset value, end of period	$9.49	$7.37	$7.38	$11.02	$9.37	$7.09

Total return[a]	28.77%	(0.14)%	(30.20)%	17.61%	32.16%	(23.66)%

Net assets, end of period (in 000s)	$78,132	$66,920	$74,483	$145,774	$108,574	$90,189

Ratio of net expenses to average net assets	1.60%	1.60%	1.59%	1.46%	1.39%[b]	1.35%

Ratio of net investment income to average net assets	1.07%	0.13%	0.63%	0.13%	0.50%[b]	1.59%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	1.77%	1.91%	1.84%	1.65%	1.76%[b]	1.79%

Ratio of net investment income (loss) to average net assets	0.90%	(0.18)%	0.38%	(0.06)%	0.13%[b]	1.15%

Portfolio turnover rate	82%	104%	139%	125%	63%	154%

See page 87 for all footnotes.

ASIA GROWTH FUND

	Asia Growth Fund—Institutional Shares

					For the
					Seven-month	For the
	Years Ended August 31,				Period Ended	Year Ended
					August 31,	January 31,
	2003	2002	2001	2000	1999	1999

Net asset value, beginning of period	$8.97	$8.32	$11.41	$11.24	$7.91	$8.44

Income (loss) from investment operations

Net investment income	0.21 [c]	0.12 [c]	0.13 [c]	0.01 [c]	0.01	0.03

Net realized and unrealized gain (loss)	0.64	0.53	(3.22)	0.16	3.36	(0.56)

Total from investment operations	0.85	0.65	(3.09)	0.17	3.37	(0.53)

Distributions to shareholders

In excess of net investment income	—	—	—	—	(0.04)	—

Total distributions	—	—	—	—	(0.04)	—

Net asset value, end of period	$9.82	$8.97	$8.32	$11.41	$11.24	$7.91

Total return[a]	9.35%	7.80%	(26.93)%	1.42%	42.61%	(6.28)%

Net assets, end of period (in 000s)	$3,161	$4,068	$3,055	$5,236	$12,363	$4,200

Ratio of net expenses to average net assets	1.24%	1.22%	1.20%	1.20%	1.20%[b]	1.16%

Ratio of net investment income (loss) to average net assets	2.65%	1.35%	1.41%	0.12%	(0.14)%[b]	1.10%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	2.69%	2.52%	1.92%	1.65%	1.62%[b]	1.68%

Ratio of net investment income (loss) to average net assets	1.20%	0.05%	0.69%	(0.33)%	(0.28)%[b]	0.58%

Portfolio turnover rate	224%	161%	314%	207%	97%	106%

See page 87 for all footnotes.

APPENDIX B

Footnotes:

a	Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales or redemption charges. Total return would be reduced if a sales or redemption charge were taken into account. Total returns for periods less than one full year are not annualized. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.
b	Annualized.
c	Calculated based on the average shares outstanding methodology.
d	Commenced October 1, 1998.
e	Commenced May 1, 1998.

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Index

1 General Investment Management Approach

4 Fund Investment Objectives and Strategies
4	Goldman Sachs CORE International Equity Fund
6	Goldman Sachs International Equity Fund
7	Goldman Sachs European Equity Fund
9	Goldman Sachs Japanese Equity Fund
11	Goldman Sachs International Growth Opportunities Fund
13	Goldman Sachs Emerging Markets Equity Fund
15	Goldman Sachs Asia Growth Fund

18 Other Investment Practices and Securities

22 Principal Risks of the Funds

26 Fund Performance

34 Fund Fees and Expenses

38 Service Providers

47 Dividends

48 Shareholder Guide
48	How To Buy Shares
53	How To Sell Shares

58 Taxation

60 Appendix A Additional Information on Portfolio Risks, Securities and Techniques

80 Appendix B Financial Highlights

International Equity Funds Prospectus (Institutional Shares)

FOR MORE INFORMATION

Annual/Semi-annual Report
Additional information about the Funds’ investments is available in the Funds’ annual and semi-annual reports to shareholders. In the Funds’ annual reports, you will find a discussion of the market conditions and investment strategies that significantly affected the Funds’ performance during the last fiscal year.

Statement of Additional Information
Additional information about the Funds and their policies is also available in the Funds’ Additional Statement. The Additional Statement is incorporated by reference into this Prospectus (is legally considered part of this Prospectus).

The Funds’ annual and semi-annual reports, and the Additional Statement, are available free upon request by calling Goldman Sachs at 1-800-621-2550.

To obtain other information and for shareholder inquiries:

■ By telephone:	1-800-621-2550

■ By mail:	Goldman Sachs Funds, 4900 Sears Tower, 51st Floor, Chicago, IL 60606-6372

■ By e-mail:	gs-funds@gs.com

■ On the Internet (text- only versions):	SEC EDGAR database: http://www.sec.gov

You may review and obtain copies of Fund documents by visiting the SEC’s public reference room in Washington, D.C. You may also obtain copies of Fund documents, after paying a duplicating fee, by writing to the SEC’s Public Reference Section, Washington, D.C. 20549-0102 or by electronic request to: publicinfo@sec.gov. Information on the operation of the public reference room may be obtained by calling the SEC at (202) 942-8090.

The Funds’ investment company registration number is 811-5349.

CORESM is a service mark of Goldman, Sachs & Co.
GSAM® is a registered service mark of Goldman, Sachs & Co.

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